Filed pursuant to Rule 424(b)(4)
Registration No. 333-144056

$400,000,000

Heckmann Corporation

50,000,000 Units

Heckmann Corporation is a blank check company recently formed for the purpose of acquiring or acquiring control of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region. We do not have any specific business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is the initial public offering of our units. Each unit consists of:

•	one share of common stock; and

•	one warrant.

We are offering 50,000,000 units. The public offering price will be $8.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00 per share commencing on the later of our consummation of an initial business combination and November 9, 2008, provided in each case that there is an effective registration statement covering the shares of common stock underlying the warrants. The warrants will expire on November 9, 2011, unless earlier redeemed.

Our founders have agreed to purchase 7,000,000 warrants at a price of $1.00 per warrant ($7,000,000 in aggregate) in a private placement that will occur immediately prior to the consummation of this offering. We refer to these warrants throughout this prospectus as the sponsors’ warrants. The proceeds from the sale of the sponsors’ warrants will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination within 24 months after the consummation of this offering. The sponsors’ warrants will be identical to the warrants sold in this offering, except that the sponsors’ warrants will not be redeemable by us so long as they are held by a founder or a founder’s permitted transferees. In addition, our founders have agreed not to transfer, assign or sell any of their sponsors’ warrants until the 90th day following our consummation of an initial business combination.

Currently, no public market exists for our units, common stock or warrants. Our units, common stock and warrants have been approved for listing on the American Stock Exchange under the symbols “HEK.U,” “HEK” and “HEK.WS,” respectively, and we anticipate that the units will trade on the American Stock Exchange promptly after the effective date of the registration statement of which this prospectus forms a part. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) after the earliest to occur of the expiration of the underwriters’ over-allotment option, its exercise in full and the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option. We expect that once the securities comprising the units begin separate trading, our common stock and warrants will also be traded on the American Stock Exchange.

The underwriters have a 30-day option to purchase up to a maximum of 7,500,000 additional units from us to cover over-allotments of units on the same terms set forth below.

Investing in our units involves risks. See “ Risk Factors” beginning on page 20. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. See page 64.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to Heckmann Corporation
Per Unit	$8.00	0.56	7.44
Total	$400,000,000	28,000,000	372,000,000

(1)	Includes $0.36 per unit, or $18,000,000 ($20,700,000 if the underwriters’ over-allotment option is exercised in full), which equals 4.5% of the gross proceeds and which the underwriters have agreed to defer until the consummation of our initial business combination. If a business combination is not consummated, the deferred underwriting discounts and commissions will not be paid. No discounts or commissions are payable with respect to the sponsors’ warrants purchased in the private placement. The underwriters will not be entitled to any interest accrued on the deferred discounts and commissions.

Of the approximate net proceeds we receive from this offering and the private placement of sponsors’ warrants, $395,960,000 (approximately $7.92 per share) will be deposited into a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. None of the funds held in trust will be released from the trust account until the earlier of the consummation of a business combination or our dissolution and liquidation, other than to pay taxes on the income from the funds held in the trust account; provided, however, a portion of the interest earned on the trust account (net of taxes) will be released to us to cover our operating expenses. Apart from interest withdrawn to pay taxes on the income from the funds held in the trust account, we will withdraw interest to cover our operating expenses until a maximum of $4,500,000 of such interest has been released from the trust account. We will dissolve and promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest then in the trust account, net of taxes payable on such interest and up to $75,000 of liquidation expenses) plus any of our remaining net assets if we do not consummate a business combination within 24 months after the consummation of this offering. This 24-month period may not be extended, even if we have entered into a letter of intent but have not consummated a business combination before the expiration of the 24 months. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders.

We are offering the units for sale on a firm-commitment basis. Delivery of the units, in book-entry form only, will be made on or about November 16, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse	Roth Capital Partners

Morgan Joseph

The date of this prospectus is November 12, 2007.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “company” or “our company” refer to Heckmann Corporation;

•	references to our “founders” and our “sponsors” refer to Heckmann Acquisition, LLC, our directors, and our Chief Executive Officer, who is our only officer;

•

references to “business combination” mean our initial acquisition of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination pursuant to which we will require that a majority of the shares of common stock voted by our public stockholders are voted in favor of the acquisition and less than 30% of our public stockholders both vote against the proposed acquisition and exercise their conversion rights;

•	references to our “public stockholders” mean persons who hold securities issued in connection with this offering, solely with respect to such publicly offered shares;

•	all share and per share amounts reflect a 1 for 1.25 reverse stock split of our outstanding common stock and warrants to occur prior to the consummation of this offering; and

•

unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that we will redeem 1,875,000 units of the 14,375,000 units issued in connection with our formation held by our founders for $0.005 per unit.

Our Business

We are a blank check development stage company organized under the laws of the State of Delaware on May 29, 2007. We were formed to acquire or acquire control of one or more operating businesses through a business combination. To date, our efforts have been limited to organizational activities, including the issuance of 14,375,000 units to our founders at an aggregate price of $71,875, or $0.005 per unit (of which up to 1,875,000 units are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full), and activities related to this offering. We refer to the units issued to our founders throughout this prospectus as the founders’ units. Each founders’ unit consists of one share of common stock, which we refer to as a founders’ share, and one warrant to purchase one share of common stock, which we refer to as a founders’ warrant.

Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region. Instead, after consummation of this offering we intend to focus on various industries and target businesses that capitalize on growth in the global economy. We do not currently have any specific business combination or specific target under consideration. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering.

We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While our management intends to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which our management ultimately determines to pursue may not meet one or more of these criteria:

•	defensible business niche;

•	opportunities for add-on acquisitions;

•	spin-off / divestitures from larger companies; and

•	history of profitability and strong free cash flow.

We will seek to capitalize on the significant acquisition, governance and corporate formation experience of our Chairman and Chief Executive Officer, Richard J. Heckmann. Mr. Heckmann served as Chief Executive Officer and Chairman of the Board of Directors of K2 Inc., or K2, a manufacturer of sporting goods equipment, until his retirement from K2 on August 8, 2007. K2 was acquired by Jarden Corporation on August 8, 2007. During his tenure as Chairman and Chief Executive Officer of K2 beginning in November 2002, K2 (which was in workout status at that time) more than doubled revenues, which grew from approximately $582 million for the year ended December 31, 2002 to approximately $1.4 billion for the year ended December 31, 2006 and tripled net income, which grew from approximately $12.1 million for the year ended December 31, 2002 to approximately $37.7 million for the year ended December 31, 2006. Prior to joining K2, Mr. Heckmann founded United States Filter Corporation in 1990 and was its Chief Executive Officer. Mr. Heckmann also has extensive experience with business acquisitions. While he was with United States Filter Corporation, it consummated over 150 acquisitions, ranging up to $1.7 billion in value. Mr. Heckmann was directly involved in locating targets and conducting business diligence with respect to a significant number of United States Filter Corporation’s and K2’s acquisitions. During Mr. Heckmann’s tenure at K2, K2 consummated over 20 acquisitions, the largest of which was valued at $150 million.

Mr. Heckmann has an agreement with K2 that prohibits him from competing with K2 for a period of three years from August 8, 2007 and prohibits him from soliciting K2’s employees or the business of any of K2’s customers, suppliers or distributors for a period of four years from August 8, 2007. K2’s product lines consist primarily of skiing, baseball, fishing, flotation device, skateboard and paintball products. Although Mr. Heckmann’s non-competition obligation prevents us from acquiring a target company that competes in any of these product lines, our efforts in identifying a prospective target business will not be limited by industry. Because our efforts to identify and consummate a prospective business combination will be significantly broader than K2’s focus, we do not expect that Mr. Heckmann’s non-competition obligation will have a material impact on our ability to find and consummate a business combination, nor do we expect Mr. Heckmann’s non-solicitation obligation to have a material impact on us.

In addition to Mr. Heckmann, we will seek to capitalize on the significant business experience and contacts of our board of directors, the other members of which are Dan Quayle, Dr. Alfred E. Osborne, Jr. and Lou L. Holtz. Dan Quayle served as a congressman, senator and the 44th Vice President of the United States. Mr. Quayle joined Cerberus Capital Management, L.P., or Cerberus, in 1999, and currently serves as Chairman of Cerberus Global Investments. Dr. Alfred E. Osborne, Jr. is the Senior Associate Dean in the UCLA Anderson School of Management, a position he assumed in July 2003. Lou L. Holtz became a college football television analyst for ESPN in September 2005 after his retirement as the head football coach of the University of South Carolina in November 2004. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting our target acquisition, and structuring, negotiating and consummating an acquisition. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify and consummate an acquisition. However, none of these individuals have been or currently are principals of, or affiliated with, a blank check company, and therefore we can give no assurance that their past successes will be repeated in the context of a special purpose acquisition company.

Immediately prior to the consummation of this offering, we will privately sell 7,000,000 warrants at a price of $1.00 per warrant, for an aggregate of $7,000,000, to our founders. We will sell 5,000,000 of these warrants to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann. In addition, we will privately sell a total of 2,000,000 warrants to our directors other than Mr. Heckmann. The sponsors’ warrants will be identical to the warrants sold in this offering, except that the sponsors’ warrants will not be redeemable by us as long as they are held by such founder or such founder’s permitted transferees. In addition, our founders have agreed not to transfer, assign or sell any of their sponsors’ warrants (subject to certain limited exceptions) until the 90th day following the consummation of a business combination.

The $7,000,000 of proceeds from the sale of the sponsors’ warrants will be added to the proceeds of this offering and will be held in the trust account pending our consummation of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $7,000,000 proceeds from the sale of the sponsors’ warrants will be part of the liquidating distribution to our public stockholders and the warrants will expire worthless.

We believe that the net proceeds of this offering and the private placement of sponsors’ warrants will enable us to pursue either “spin-off” transactions with larger, well-established companies or acquisitions of mid-cap companies. However, we may need to raise additional funds through offerings of debt or equity securities if such funds are required to consummate a business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $18,000,000, or $20,700,000 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. If our initial business combination takes the form of an asset acquisition, we will only acquire assets that constitute an operating business for which historical financial statements are available. Although we have no limitation on our ability to raise additional funds through the sale of securities or the incurrence of indebtedness, no such financing arrangements have been entered into or contemplated. We may acquire less than a 100% interest in the target company, in which case the value of the interest that we acquire will be equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of such acquisition. In all instances, we would be the controlling shareholder of the target company. Key factors in determining whether we are the controlling shareholder include owning the majority of the voting equity interests of the target company and controlling the majority of any governing body of the target company. We will not consider any transaction that does not result in our control of the target company. We do not intend to invest alongside other blank check companies or private equity firms in pursuing a target company, nor will we invest alongside an affiliate of ours or an affiliate of our officers or directors or a portfolio company of any affiliate of our directors or officers.

None of our officers or directors will receive any compensation prior to the consummation of our initial business combination, except for reimbursement of out-of-pocket expenses incurred by them on our behalf and repayment of a loan for $258,300, plus interest, made by Mr. Heckmann to fund a portion of the expenses owed by us to third parties relating to the offering contemplated by this prospectus.

Our executive offices are located at 75080 Frank Sinatra Dr., Palm Desert, California 92211, and our telephone number is (760) 341-3606.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Penny Stock Reform Act of 1990. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

Securities offered	50,000,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants	We intend for the units to begin trading on the American Stock Exchange on or promptly after the effective date of the registration statement of which this prospectus forms a part. Each of the common stock and warrants, without any security holder having to take any action, can be traded separately from and after the fifth business day after the earliest to occur of the expiration of the underwriters’ over-allotment option, its exercise in full and the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the common stock and warrants trade separately until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, including an audited balance sheet, promptly following the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option only if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated audited financial information to reflect the exercise of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Number of securities to be outstanding:(1)

	Prior to the Private Placement and this Offering	After the Private Placement	After the Private Placement and this Offering
Units	12,500,000	12,500,000	62,500,000
Common Stock	12,500,000	12,500,000	62,500,000
Warrants	12,500,000	19,500,000	69,500,000

(1)

Does not include 1,875,000 founders’ units (and the common stock and warrants underlying such units) that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full.

Warrants offered

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00, subject to adjustment.

Exercise period	The warrants will become exercisable on the later of:

•	the consummation of a business combination, and

•	November 9, 2008.

The warrants will expire at 5:00 p.m., New York City time, on November 9, 2011 or earlier upon redemption.

Cashless exercise

The warrants will be exercisable by paying the exercise price in cash or on a “cashless basis,” whereby holders of warrants will pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of a warrant or a warrant redemption.

Redemption	We may redeem the outstanding warrants (except as described below with respect to the sponsors’ warrants and the founders’ warrants):

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the shares of common stock underlying the warrants are covered by an effective registration statement and a current prospectus is available from the beginning of the measurement period described above through the date scheduled for redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established to provide warrant holders with adequate notice of redemption and a premium over the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

Founders’ initial investment

On June 21, 2007, we sold 14,375,000 units at an aggregate price of $71,875, or $0.005 per unit, to our founders. Of this total, 13,975,000 founders’ units were issued to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann. The remaining 400,000 units were issued to the members of our board of directors other than Mr. Heckmann. The founders’ units and the founders’ shares and founders’ warrants comprising them will be identical to the units, common stock and warrants offered by this prospectus, except that:

•

our founders have agreed to vote their founders’ shares in the same manner as a majority of the outstanding shares held by our public stockholders who vote at the meeting called for the purpose of approving our initial business combination;

•	our founders will not be able to exercise conversion rights (as described below) with respect to their founders’ shares;

•	our founders have agreed to waive their right to participate in any liquidation distribution with respect to their founders’ shares if we fail to consummate a business combination;

•

the founders’ warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.50 for any 20 days within any 30 trading day period beginning 90 calendar days after the consummation of our initial business combination;

•	except as described below, the founders’ warrants will not be redeemable by us as long as they are held by such founder or such founder’s permitted transferees; and

•

our founders have agreed not to transfer, assign or sell any of these securities (subject to certain limited exceptions for estate planning purposes) until one year after we consummate a business combination, after which time they will be entitled to registration rights.

We will be required to redeem up to 1,875,000 of the founders’ units at the original issue price of $0.005 per unit, to the extent the underwriters do not fully exercise the over-allotment option granted to them.

Neither Heckmann Acquisition, LLC, or to our knowledge, any of our directors, has any current intent to purchase additional securities, other than as disclosed elsewhere in this prospectus. In the event that Heckmann Acquisition, LLC, Mr. Heckmann or our directors acquire additional shares of our common stock, we anticipate that they would vote such shares in favor of our initial business combination. Thus, additional purchases of shares of our common stock by our directors would likely allow them to exert additional influence over the approval of our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and that any such additional purchases would likely increase the chances that our initial business combination would be approved.

Sponsors’ warrants

Immediately prior to the consummation of this offering, we will privately sell 7,000,000 warrants at a price of $1.00 per warrant, for an aggregate of $7,000,000, to our founders. We will sell 5,000,000 of these warrants to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann. In addition, we will privately sell a total of 2,000,000 warrants to our directors other than Mr. Heckmann. This $7,000,000 will be placed in the trust account for the benefit of our public stockholders. The sponsors’ warrants will be identical to the warrants offered by this prospectus, except that our founders have agreed not to transfer, assign or sell any of their sponsors’ warrants (subject to certain limited exceptions for estate planning purposes) until after the 90th day following the consummation of a business combination, and the sponsors’ warrants will not be redeemable by us as long as they are held by such founder or such founder’s permitted transferees. The sponsors’ warrants will be entitled to registration rights.

Proposed American Stock Exchange symbols for our:

Units	“HEK.U”
Common stock	“HEK”
Warrants	“HEK.WS”

Proceeds from offering and private placement to be held in trust

After payment of estimated offering expenses of $1,040,000, the net proceeds of this offering and the private placement of sponsors’ warrants will be approximately $395,960,000 (approximately $7.92 per share), or $454,460,000 (approximately $7.90 per share) if the underwriters exercise their over-allotment option in full. The trust amount includes the underwriters’ deferred discount of $18,000,000, or $20,700,000 if the underwriters’ over-allotment option is exercised in full ($0.36 per unit) and an aggregate of $7,000,000 for the purchase price of the sponsors’ warrants. The $395,960,000 trust amount will be held in an account maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters’ discount, the placement of such deferred discount in a trust account and the inclusion in the trust account of the purchase price of the sponsors’ warrants is a benefit to our public stockholders because additional proceeds will be available for possible distribution to our public stockholders upon conversion in connection with a business combination or if we dissolve and liquidate prior to the consummation of a business combination.

These proceeds will not be released until the earlier of the consummation of a business combination or our dissolution and liquidation; provided, however, that a portion of the interest earned on funds held in the trust account will be released to us to cover our operating expenses and to pay any income taxes on the interest earned by the funds held in the trust account. We will withdraw interest to cover our operating expenses until a maximum of $4,500,000 of such interest has been released from the trust account. Therefore, unless and until a business combination is consummated, the remaining proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target acquisition and the negotiation of an agreement to acquire a target acquisition. These expenses, related to and incurred prior to a possible business combination, will be paid by us from the $4,500,000 of interest earned and withdrawn by us from the trust account. The underwriters have agreed to defer a portion of their underwriting discount, equal to 4.5% of the gross proceeds of the public portion of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount.

In the event we dissolve prior to the consummation of a business combination, the underwriters have agreed to waive their rights to $18,000,000 (or $20,700,000 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account and such deferred underwriting fees will be distributed to our public stockholders.

The proceeds held in trust may be subject to claims which would take priority over the claims of our public stockholders and, as a result, the per share liquidation price could be less than $7.92 (or less than approximately $7.90 if the underwriters exercise their over-allotment option in full) due to claims of such creditors.

There will be no fees, reimbursements or cash payments made to our directors or their affiliates other than:

•	repayment of a loan of $258,300, plus interest, that was made to us by Mr. Heckmann to cover offering expenses;

•	a payment of an aggregate of $10,000 per month to Mr. Heckmann for office space, administrative services and secretarial support from the consummation of this offering until the earlier of our consummation of a business combination and our dissolution and liquidation; and

•	reimbursement of out-of-pocket expenses incident to identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date.

The $10,000 to be paid to Mr. Heckmann was determined based on our understanding of typical fees for similar services in the Southern California area. We believe the monthly administrative fees paid by other blank check companies range from $7,500 to $10,000 per month. Our audit committee will review and approve all expense reimbursements made to our directors. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our audit committee, which would include persons who may seek reimbursement.

Amounts held in the trust account that will be released to us on closing of our initial business combination	All amounts held in the trust account that are not:

•	distributed to public stockholders who exercise conversion rights (as described below),

•	released to us as interest income,

•	used to pay any income taxes on the interest earned on the funds held in the trust account, or

•	payable to the underwriters for deferred discounts and commissions,

will be released to us upon the consummation of our initial business combination.

At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who exercise their conversion rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to 4.5% of the gross proceeds of this offering, or

$18,000,000 (or $20,700,000 if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of our initial business combination. If the business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies, or for working capital.

Certificate of incorporation; obligations to our stockholders

Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions may only be amended with the unanimous consent of our stockholders. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions. In the event that such a proposed amendment or modification is presented to a vote of our stockholders, our founders will not vote their shares in favor of any such amendment or modification. Our amended and restated certificate of incorporation will require that we seek stockholder approval of the target acquisition, even if the nature of the acquisition would not ordinarily require approval under applicable state law, and that we will not consummate a business combination if public stockholders owning 30% or more of the shares sold in this offering elect to convert their shares of common stock into a portion of the trust account, as described below. These provisions also include a restriction that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to our stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life.

Stockholders must approve business combination

We are required to and will seek stockholder approval before we consummate our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required for our business combination, our founders have agreed to vote the shares of common stock owned by them immediately before this offering in the same manner as a majority of the outstanding shares voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in or following this offering in any manner as they may determine in their sole discretion. As a result, a founder who acquires shares in or after this offering, and is therefore a public stockholder with respect to such shares of common stock, may vote against the proposed business combination with respect to such shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by our public stockholders holding a majority of the outstanding shares voted. We will proceed with a business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights as described below.

Following the consummation of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conditions to consummating our initial business combination

Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such business combination. In addition, after the business combination we must be the controlling shareholder of the target company. Key factors in determining whether we are the controlling shareholder include owning the majority of the voting equity interests of the target company and controlling the majority of any governing body of the target company. We will not consider any transaction that does not result in our control of the target company. We do not intend to invest alongside other blank check companies or private equity firms in pursuing a target company, nor will we invest alongside an affiliate of ours or an affiliate of our officers or directors or a portfolio company of any affiliate of our directors or officers.

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our business combination, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our business combination. If the percentage of our public stockholders exercising conversion rights approaches our 30% conversion threshold, the requirement that our initial business combination have a fair market value of at least 80% of our net assets will likely require us to issue additional debt or equity to finance our initial business combination.

Conversion rights for stockholders voting to reject a business combination

If our initial business combination is approved and consummated, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on the trust account and the deferred underwriters’ discount, net of (1) interest amounts previously distributed to us, up to a maximum of $4,500,000 and (2) income taxes payable on the interest income on the trust account. In the event that we consummate an initial business combination, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions of $18,000,000, or $20,700,000 if the underwriters’ over-allotment is exercised in full. The amount released to the underwriters will not be reduced by any amounts paid to public stockholders exercising their conversion rights. As a result of the converting stockholders receiving their proportionate share of the deferred underwriters’ discount and the underwriters receiving the full deferred underwriters’ discount at the time of the closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to the converting stockholders and underwriters.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our initial business combination, the initial business combination is approved and completed and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination and provides physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the initial business combination. We will mail the proxy statement relating to the proposed initial business combination to stockholders of record at least ten business days prior to the stockholders meeting. Stockholders will be able to exercise their conversion rights from the time they receive the proxy statement until the business day prior to the date of the stockholders meeting.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which the stockholder could monitor the price of the company’s stock in the market. If the price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. As a result, the conversion right, to which stockholders were aware they needed to commit to before the stockholders meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their total conversion price as promptly as practicable after consummation of a business combination and will continue to have the right to exercise any warrants they own. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to $136,274,992 (assuming the over-allotment option is exercised in full and the conversion of the maximum of approximately 29.99% of the eligible shares of common stock) plus a pro rata portion of any interest retained in the trust account. We intend to structure and consummate any potential business combination in a manner such that if approximately 29.99% of our public stockholders voted against our initial business combination and converted their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account, the business combination could still be consummated. If the percentage of our public stockholders exercising conversion rights approaches our 30% conversion threshold, the requirement that our initial business combination have a fair market value of at least 80% of our net assets will likely require us to issue additional debt or equity to finance our initial business combination. The initial per-share conversion price is approximately $7.92 per share (or approximately $7.90 per share if the underwriters exercise their over-allotment option in full). Our founders will not have such conversion rights with respect to their founders’ shares.

Conflicts of interest

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be a director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to certain pre-existing fiduciary or contractual obligations he might have. In the event that any of our directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Each of our directors currently has fiduciary duties or contractual obligations that may take priority over his fiduciary duties to us. More information about these duties and potential conflicts can be found under the heading “Management—Conflicts of Interest.”

We will not enter into a business combination with any of our officers, directors, any of their affiliates or any portfolio company of any of their affiliates.

Dissolution and liquidation if no business combination is consummated

If we are unable to complete a business combination within 24 months after the consummation of this offering, our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation.

Under Section 281(b), the plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $4,500,000 of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Mr. Heckmann, our Chairman and Chief Executive Officer, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims by the underwriters in connection with this offering. Based on discussions we have had with Mr. Heckmann, we are satisfied that he will be able to satisfy this obligation; however, there is no guarantee that he will be able to do so.

Our founders have waived their right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to their 14,375,000 founders’ shares. In addition, the underwriters have agreed to waive their rights to $18,000,000, or $20,700,000 if the underwriters’ over-allotment option is exercised in full, of deferred underwriting discounts and commissions deposited in the trust account in the event we dissolve prior to the consummation of a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of warrants will terminate upon our liquidation.

We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $100,000 to $125,000, from our remaining assets outside of the trust account. We expect that the $4,500,000 of interest income earned on the trust account available to us for working capital will be sufficient to pay all costs and expenses associated with implementing our plan of distribution. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses.

Escrow of founders’ securities

On the effective date of the registration statement, our founders will place their founders’ units into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), none of these founders’ units (and the underlying common stock and warrants and shares issued upon exercise of the warrants) can be sold or transferred until one year following the consummation of our initial business combination. We will be required to redeem a portion of the founders’ units to the extent the underwriters do not exercise their over-allotment option in full. In addition, our founders will place their sponsors’ warrants into escrow. Subject to the same limited exceptions, none of the sponsors’ warrants can be sold or transferred until after the 90th day following the consummation of a business combination. Heckmann Acquisition, LLC may not transfer, or issue additional, interests in itself prior to the expiration of the escrow period, with certain limited exceptions (such as transfers to relatives of the controlling person of Heckmann Acquisition, LLC, Richard J. Heckmann, and trusts for estate planning purposes).

Determination of offering amount

In determining the size of this offering, Mr. Heckmann and our underwriters concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsors’ warrants, would provide us with sufficient equity capital to consummate a business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $18,000,000, or $20,700,000 if the underwriters’ over-allotment option is exercised in full).

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check development stage company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Penny Stock Reform Act of 1990, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus. Some of our other risks include the following:

•	We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

•	Our ability to continue as a going concern is dependent upon us raising funds in this offering.

•

If we are forced to dissolve and liquidate before a business combination and distribute the amounts held in the trust account, our public stockholders could receive less than $8.00 per share and our warrants will expire worthless.

•	If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than approximately $7.92 per share.

•

Since we have not yet selected a particular industry or any target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

•

Our ability to successfully consummate a business combination and to be successful thereafter will be largely dependent upon the efforts of our directors and our Chief Executive Officer, Mr. Heckmann. The loss of Mr. Heckmann could affect our ability to operate.

•

We will probably complete only one business combination with the proceeds of this offering, which means that our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.

•

Our Chief Executive Officer and directors may have conflicts of interest caused by their current and potential future affiliation with other business entities and by their ownership of units, shares of common stock and warrants that will not participate in liquidation distributions from the trust account.

•

Prior to the consummation of this offering and the private placement of sponsors’ warrants, our founders will have paid an aggregate of $71,875, or $0.005 per unit, for their initial units and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

Summary Financial Data

The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	October 3, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(424,541)	$378,012,631
Total assets	$703,814	$378,019,631
Total liabilities (1)	$641,808	$7,000
Value of common stock which may be converted to cash ($0.005 per share, actual; approximately $7.92 per share, as adjusted)	$9,375	$118,799,992
Stockholders’ equity (2)	$52,631	$259,212,639

(1)	Excludes deferred underwriting fees equal to 4.5% of the gross proceeds of this offering that the underwriters have agreed to defer until the consummation of a business combination.
(2)	Excludes 14,999,999 shares of common stock, at an initial per-share conversion price of approximately $7.92, subject to possible conversion.

The “as adjusted” information gives effect to the sale of the units that we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds. This also includes $18,000,000 of deferred underwriting fees that are payable only upon the consummation of a business combination.

The as adjusted working capital and total assets amounts include the $395,960,000 trust amount, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus; provided, however, that up to $4,500,000 of the interest earned on funds held in the trust account will be released to us to cover our operating expenses. The $395,960,000 trust amount includes the $18,000,000 being held in the trust account representing the underwriters’ deferred discount. If a business combination is not consummated, in accordance with our certificate of incorporation, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Upon dissolution, the proceeds then held in the trust account will be distributed as soon as practicable solely to our public stockholders. The amount distributed will include the deferred underwriting discounts and commissions, and interest thereon, net of income taxes on such interest, the $4,500,000 of such interest distributed to us for expenses and, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, up to $75,000 of such accrued interest to be withdrawn to pay our expenses of liquidation and dissolution, if necessary. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our founders have agreed to waive their respective rights to participate in any liquidating distributions from the trust account occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the 14,375,000 founders’ shares (1,875,000 of which are subject to mandatory redemption to the extent the underwriters do not exercise their over-allotment option in full).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account. Accordingly, we may still consummate a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their conversion rights. If this occurs and a business combination is consummated, we could be required to convert to cash from the trust account up to approximately 29.99% of the 50,000,000 shares sold in this offering, or 14,999,999 shares of common stock, at an initial per-share conversion price of approximately $7.92 (or approximately $7.90 if the underwriters exercise their over-allotment option in full), without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:

•

the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee), including interest (net of taxes payable and up to $4,500,000 of such interest distributed to us for expenses) earned on the trust account, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our business combination, we may need to issue additional equity or incur debt to fund the full acquisition price. If the percentage of our public stockholders exercising conversion rights approaches our 30% conversion threshold, the requirement that our initial business combination have a fair market value of at least 80% of our net assets will likely require us to issue additional debt or equity to finance our initial business combination.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. Please note that we have not yet selected a specific target or targets with which to consummate a business combination. As a result, we are unable to ascertain the merits or specific risks of the business in which we may ultimately operate. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates.

Our ability to continue as a going concern is dependent upon us raising funds in this offering.

We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or to continue as a going concern.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the Delaware General Corporation Law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after we liquidate; therefore, we do not intend to comply with those procedures.

Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (1) all existing claims including those that are contingent, (2) all pending proceedings to which we are a party and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the closing of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders.

Promptly after our liquidation in the event our initial business combination has not been consummated within 24 months, we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we complete a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a chapter 11 debtor-in-possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.

If the $4,500,000 of interest income from the trust is insufficient to allow us to operate for up to the next 24 months, we may not be able to fund our search for a target or consummate a business combination.

While we currently believe that, upon consummation of this offering, the $4,500,000 of the interest earned on the trust account that will be released to us to cover our operating expenses will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate a business combination, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering, and will file a Current Report on Form 8-K with the SEC promptly following consummation of this offering, including an audited balance sheet demonstrating this fact, we will be exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances and with fewer investor protections than we would if we were subject to such rule.

Unlike most other blank check offerings, we allow our public stockholders owning up to 30% of the shares sold in this offering to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our founders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following conditions are met: (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) our public stockholders owning less than 30% of the shares sold in this offering both vote against the proposed acquisition and exercise their conversion rights. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than approximately $7.92 per share, or approximately $7.90 per share if the underwriters’ over-allotment option is exercised in full.

Our placing of funds in trust may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporate Law Sections 280 and 281, to pay or make reasonable provision to pay all of our claims and obligations, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, prospective target acquisitions or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us, that such waivers would be enforceable and that such entities would not seek recourse against the trust account for any reason. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than approximately $7.92 per share, or approximately $7.90 per share if the underwriters’ over-allotment option is exercised in full (of which $0.36 per share is attributable to the deferred underwriters’ discount) plus interest income earned on the trust account, net of income taxes payable on such income, the $4,500,000 of interest income distributable to us and, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, up to $75,000 of such accrued interest to be withdrawn to pay our expenses of liquidation and dissolution, if necessary, due to such claims, or that there will not be delays in addition to those imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Mr. Heckmann, our Chairman and Chief Executive Officer, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims by the underwriters in connection with this offering. There is no guarantee that Mr. Heckmann will be able to satisfy this obligation.

Our negotiating position relative to a target company will decrease with time as the target company may be able to leverage our dissolution requirement to extract concessions that an operating company or private equity investor would be unwilling to make.

If we do not consummate a business combination within the 24 months after the consummation of this offering, our amended and restated certificate of incorporation will provide that we will liquidate, and we will not be able to engage in any other business activities. As a result, as we approach the 24-month deadline to consummate a business combination, our negotiating position with respect to a target company will be weakened. The target company may be able to leverage our dissolution requirement to extract concessions that an operating company or private equity investor would be unwilling to make, or that we would have been unwilling to make during similar negotiations within the first few months following consummation of this offering.

If we are forced to dissolve and liquidate before a business combination and distribute the amounts held in the trust account, our public stockholders could receive less than $8.00 per share and our warrants will expire worthless.

We must consummate a business combination with a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition within 24 months after the consummation of this offering. If we are unable to consummate a business combination within the prescribed time frame and are forced to dissolve and liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses paid in this offering, because up to $4,500,000 of the interest on the trust account will be withdrawn from the trust account for use by us as working capital, and because taxes on interest on the trust account and, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, up to $75,000 of such accrued interest to pay our expenses of liquidation and dissolution, if necessary, will be paid out of the trust account. Furthermore, there will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. You will not be entitled to protections normally afforded to investors of blank check companies.

Since we have not yet selected a particular industry or any target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We intend to consummate a business combination with a company in any industry or geography we choose that we believe will provide significant opportunities for growth and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter into a business combination. Although we will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Except for the limitation that our initial business combination have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We may issue shares of our capital stock, including through convertible debt securities, to consummate a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering, there will be 118,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and warrants.

In addition, we may incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and such covenant is breached without a waiver or renegotiations of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	other disadvantages compared to our competitors who may have less debt.

Our ability to successfully consummate a business combination and to be successful thereafter will be largely dependent upon the efforts of our directors and Chief Executive Officer, Mr. Heckmann. The loss of Mr. Heckmann could affect our ability to operate.

Our ability to successfully consummate a business combination is largely dependent upon the efforts of our Chief Executive Officer and directors, especially Mr. Heckmann, our Chairman and Chief Executive Officer. We have not entered into an employment agreement with Mr. Heckmann, nor have we obtained “key man” life insurance. We believe that our success depends on the continued service of Mr. Heckmann, at least until we have consummated a business combination. We cannot assure you that Mr. Heckmann will remain with us for the immediate or foreseeable future. In addition, though Mr. Heckmann has expressed his full time commitment to our success, he is not required to commit any specified amount of time to our affairs and, accordingly, he may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Mr. Heckmann has an agreement with K2 that prohibits him from competing with K2 for a period of three years from August 8, 2007 and prohibits him from soliciting K2’s employees or the business of any of its customers, suppliers or distributors for a period of four years from August 8, 2007. Mr. Heckmann’s obligation not to compete with K2 may impair our ability to find a suitable target acquisition. The loss of the services of Mr. Heckmann or any other of our directors could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking suitable target acquisitions to consummate a business combination.

Our Chief Executive Officer may negotiate an employment or consulting agreement with a target business in connection with a particular business combination. These agreements may provide him with compensation following a business combination and as a result, may cause him to have a conflict of interest in determining whether a particular business combination is the most advantageous.

Our Chief Executive Officer may be able to remain with the combined company after the consummation of a business combination only if he is able to negotiate an employment or consulting agreement in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide him with compensation in the form of cash payments and/or securities for services he would render to the company after the consummation of the business combination. The personal and financial interests of our Chief Executive Officer may influence his motivation in identifying and selecting a target business. However, we believe the ability of Mr. Heckmann to remain with the combined company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that Mr. Heckmann will remain with the combined company after the consummation of a business combination. We cannot assure you that he will remain in a senior management or advisory position with the combined company. The determination as to whether Mr. Heckmann will remain with the combined company will be made at the time of our initial business combination.

The officers and directors of any acquired company may resign upon consummation of a business combination.

The role of an acquired company’s key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquired company’s management team will remain associated with the combined company following a business combination, it is possible that members of the management of an acquired company will not wish to remain in place. If not, then we will be unable to rely on the experience of the target’s management team, and the results of the combined company may suffer.

Our Chief Executive Officer and directors may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Neither our Chief Executive Officer nor our directors have been or currently are a principal of, or affiliated or associated with, any blank check company or any other special purpose acquisition company. Mr. Heckmann, currently our only officer, has expressed his full time commitment to our success, but the amount of time that he will devote in any period will vary based on many factors, including whether a target acquisition has been selected and the stage of the acquisition process we are in. However, all of our directors currently are, and our officers may in the future become, affiliated with additional entities which may be engaged in activities similar to those we intend to conduct. Also, following the closing of our initial business combination, our Chief Executive Officer and directors may become affiliated with another special purpose acquisition company. Additionally, our Chief Executive Officer and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Accordingly, our Chief Executive Officer and directors may have a conflict of interest in determining when a particular business opportunity will be presented to us and when it will be presented to such other entity. For example, former Vice President Dan Quayle, a member of our board of directors, is also Chairman of Cerberus Global Investments, a division of Cerberus Capital Management, L.P., or Cerberus, a large private equity sponsor with whom we may compete for acquisitions of target businesses. Among Vice President Quayle’s responsibilities with Cerberus is facilitating Cerberus’ entry into new markets and industries and fostering potential transaction partnerships. We cannot assure you that any of these conflicts will be resolved in our favor.

Our Chief Executive Officer and directors will allocate some portion of their time to other business thereby causing conflicts of interest in their determination of how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our Chief Executive Officer and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. While we expect to hire some consultants after the consummation of this offering to assist with finance and due diligence tasks, we may not have any full time employees prior to the consummation of a business combination. Mr. Heckmann and our other directors are currently employed by or associated with other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Because the units, shares of common stock and warrants owned by our founders and their respective affiliates will not participate in liquidation distributions and were acquired at a lower average cost than our public stockholders, a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Immediately prior to the consummation of this offering, our founders and their respective affiliates will own, in the aggregate, 14,375,000 shares of our common stock (assuming the underwriters’ over-allotment option is exercised in full). With respect to the 14,375,000 founders’ shares, our founders and their respective affiliates have waived their right to receive distributions upon our dissolution and liquidation prior to a business combination. The shares (other than any purchased in the aftermarket) and warrants owned by our founders and their respective affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our founders and their respective affiliates may influence their motivation in identifying and selecting target acquisitions and completing a business combination in a timely manner. Because our founders have paid less, on average, for their securities, a transaction may be profitable for them even if it is unprofitable for our public stockholders. Consequently, the discretion of our directors in identifying and selecting suitable target acquisitions may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

In addition, our founders have acquired their securities at a lower average cost than our public stockholders. As a result, the goals and motivations of our founders in selecting and structuring a business combination may differ from those of our public stockholders.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules promulgated under the Penny Stock Reform Act of 1990. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to re-sell the securities that you purchase from us.

The ability of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our founders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination, which may involve dilutive equity financing or incurring higher than desirable levels of debt. Additionally, because we allow our public stockholders owning in the aggregate up to approximately 29.99% of the shares sold in this offering to exercise their conversion rights, instead of 20% which is typical for blank check offerings, we face greater uncertainty about how many stockholders may exercise their conversion rights compared to most blank check companies, and we may need to reserve a larger portion of our trust or arrange more third-party financing than is typical. As a result, the ability of our stockholders to exercise their conversion rights may prevent us from consummating a business combination or limit our ability to consummate the most attractive business combination or cause us to incur an amount of indebtedness that is not optimal for our business combination. If the percentage of our public stockholders exercising conversion rights approaches our 30% conversion threshold, the requirement that our initial business combination have a fair market value of at least 80% of our net assets will likely require us to issue additional debt or equity to finance our initial business combination.

We will require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We will require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We will probably complete only one business combination with the proceeds of this offering, which means that our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.

After payment of an estimated $1,040,000 of expenses associated with the offering, the net proceeds from this offering and the private placement of sponsors’ warrants will provide us with approximately $395,960,000, including $18,000,000 of the underwriters’ discount, which will be held in trust and may be used by us to consummate a business combination. Our initial business combination must be with one or more businesses having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. We have no limitation on our ability to raise additional funds through the sale of securities or the incurrence of indebtedness that would enable us to consummate a business combination having a total fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. Consequently, initially it is possible that we will have the ability to consummate only a single business combination.

We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of our net assets. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

Because of the significant competition for business combination opportunities, we may not be able to consummate a business combination during the prescribed time period.

We expect to encounter intense competition from other entities seeking business acquisitions, including private investors (which may be individuals or investment partnerships such as private equity funds), other blank check companies, and operating businesses competing for acquisitions. Many of these individuals and entities are well-established and have extensive experience in identifying and consummating acquisitions. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do. In addition, our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction and put us at a competitive disadvantage to other potential acquirors, especially private equity funds, who may be able to act more quickly to approve and consummate an acquisition. Additionally, our outstanding warrants and the future dilution they potentially represent as well as our inability to pay a substantial breakup fee or provide for an indemnity in case of breach of a definitive agreement may not be viewed favorably by certain target companies. Also, our obligation to convert shares of common stock into cash from the trust account in certain instances may reduce the resources available for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Based upon publicly available information as of October 3, 2007, we have identified approximately 80 blank check companies that have gone public since August 2005 and have not yet completed a business combination or liquidated. Of these companies, 26 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Accordingly, there are approximately 54 blank check companies with approximately $6.1 billion in trust and potentially an additional 47 blank check companies with approximately $5.6 billion projected to be in trust that have filed registration statements and are seeking, or will be seeking, to consummate business combinations. In addition, we have identified five blank check companies that have gone public since August 2004 which have liquidated or announced that they will liquidate after failing to consummate a business combination. Furthermore, the fact that a large number of such companies have neither completed a business combination nor entered into a definitive agreement may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, we will be forced to dissolve and liquidate.

Richard J. Heckmann, our Chief Executive Officer, controls a substantial interest in us, and therefore may influence actions requiring a stockholder vote.

Upon closing of this offering, Heckmann Acquisition, LLC (an entity controlled by Mr. Heckmann) will own 19.4% of our issued and outstanding shares of common stock. Mr. Heckmann, because of his ownership position, will have considerable influence regarding the outcome of all matters submitted to a vote of stockholders, both before and after our initial business combination.

Our founders may purchase additional shares of our common stock in the open market, which may give them greater influence over the approval of our initial business combination.

In the event that Heckmann Acquisition, LLC, Mr. Heckmann or our other directors acquire additional shares of our common stock after this offering, we anticipate that they would vote such shares in favor of our initial business combination. Thus, additional purchases of shares of our common stock by our founders would likely allow them to exert additional influence over the approval of our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and that any such additional purchases would likely increase the chances that our initial business combination would be approved. In addition, if our founders acquire additional shares of our common stock, then our public stockholders (other than our founders with respect to shares of our common stock they purchase in this offering or in the aftermarket) will hold proportionately fewer shares, and therefore it is likely that such public stockholders will ultimately convert fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 30% conversion rate, which is required in order to approve our initial business combination.

The ability of our founders to acquire our common stock in the open market, vote such acquired shares as they desire and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate an initial business combination that otherwise would not have been approved, but for our founders’ purchases of shares of our common stock in the open market. Because our founders’ have purchased their securities at a lower average cost than our other public stockholders, our founders’ may profit from a business combination that would be unprofitable for our other public stockholders.

Prior to the consummation of this offering and the private placement of sponsors’ warrants, our founders will have paid an aggregate of $71,875, or $0.005 per unit, for their founders’ units and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

In connection with our formation, we issued to our founders 14,375,000 units at $0.005 per unit, for a total purchase price of $71,875 (of which 1,875,000 units are subject to mandatory redemption by us at $0.005 per unit to the extent the underwriters do not exercise their over-allotment option in full). The sale of these units will cause dilution to investors in this offering. The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founders acquired their initial units at a nominal price, significantly contributing to this dilution. Assuming the offering is consummated, you and the other new investors will incur an immediate and substantial dilution of approximately 31.8% or $2.54 per share (the difference between the pro forma net tangible book value per share of $5.46, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 50,000,000 shares of common stock. We have also agreed to issue up to 7,500,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to the underwriters is exercised in full. We are also issuing 7,000,000 sponsors’ warrants to our founders. To the extent we issue shares of common stock to consummate a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to consummate the business combination. Therefore, our warrants may make it more difficult to consummate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Our ability to redeem the warrants may limit the value of your investment in our warrants. We will likely redeem the warrants if the market price of our common stock reaches $11.50 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. In addition, redemption of the outstanding warrants could force you to exercise your warrants, whether by paying the exercise price in cash or through a cashless exercise, at a time when it may be disadvantageous for you to do so, to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as that 30% or more of our public stockholders vote against the business combination and opt to have us redeem their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our founders may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our founders have agreed to waive their right to receive distributions with respect to the shares underlying the 14,375,000 units they have purchased in connection with our formation. In the event we dissolve and liquidate because we fail to complete a business combination, the shares of units and warrants owned by our founders will be worthless, resulting in potentially significant losses for our founders. Our founders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the 24th month following the consummation of this offering and we have not consummated a business combination.

If we do not conduct an adequate due diligence investigation of a target business with which we consummate a business combination, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If we fail to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Limited information is available for privately held target companies.

In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies compared to public companies, and we will be required to rely on the ability of Mr. Heckmann and our other directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

If our founders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to consummate a business combination.

Our founders are entitled to make a demand that we register the resale of their securities at any time commencing three months prior to the date on which their securities are released from escrow. If our founders exercise their registration rights with respect to all of their securities, then there will be an additional 14,375,000 shares of common stock and 21,375,000 warrants eligible for trading in the public market (assuming the underwriters exercise their over-allotment option in full). The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of the registration rights may make it more difficult to consummate a business combination or increase the cost of acquiring the target acquisition, as the stockholders of the target acquisition may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of the registration rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, which would require additional expenses for which we have not budgeted.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and our management’s experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors that were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition or acquisitions we select have a total fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying only on the judgment of our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from trading on its exchange, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future;

•	a decreased ability of our security holders to sell their securities in certain states; and

•	restrictions on the nature of our investments.

If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, our warrants may have little or no value and the market for our warrants may be limited.

Our warrants are not exercisable unless, at the time of exercise, a current prospectus relating to the common stock issuable upon exercise of the warrants is available and the common stock underlying the warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holders of our warrants. Under the terms of the warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of our warrants until the expiration of our warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In addition, the warrant agreement provides that under no circumstances will we be required to net cash settle the exercise of the warrants. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, our warrants may not be exercisable before they expire. Thus, our warrants may be deprived of any value, the market for our warrants may be limited and a purchaser of a unit may pay the full unit purchase price solely for the shares underlying the unit (since the warrants may expire worthless).

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

As a public company registered with the SEC, we will be obligated to comply with laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act and related regulations implemented by the SEC and any other applicable self-regulatory organization. These laws and regulations may impose obligations that will increase the legal and financial costs required to consummate a business combination and increase the time required to complete a transaction.

Because any target acquisition with which we attempt to complete a business combination will be required to provide our stockholders with audited financial statements prepared in accordance with, or reconciled to United States generally accepted accounting principles, the pool of prospective target acquisitions may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target acquisition will be required to have certain audited financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards or auditing standards of the Public Company Accounting Oversight Board (United States). In particular, audited balance sheets for the last two years and audited statements of income and cash flows for each of the last three years are required. To the extent that a proposed target acquisition does not have audited financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. GAAP, we will not be able to acquire that proposed target acquisition. These financial statement requirements may limit the pool of potential target acquisitions.

Because we may acquire a company that has sales or operations outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate in.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, including:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	government instability;

•	different or inadequate banking systems;

•	currency fluctuations;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends; or

•	nationalization or expropriation of property.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter documents contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our charter provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected each year. As a result, at any annual meeting, only a minority of the board of directors will be considered for election. Because our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. In addition, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our status as a development stage company;

•	our dissolution or liquidation prior to a business combination;

•	the reduction of the proceeds held in trust due to third party claims;

•	our selection of a prospective target acquisition or acquisitions or asset;

•	our issuance of our capital shares or incurrence of debt to consummate a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	our dependence on our Chief Executive Officer;

•	potential conflicts of interest of our officers and directors;

•	current and potential future affiliations of our officers and directors with competing entities;

•	the control by our founders of a substantial interest in us;

•	our common stock becoming subject to the SEC’s “penny” stock rules;

•	the adverse effect the outstanding warrants may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our founders;

•	our being deemed an investment company;

•	the lack of a market for our securities;

•	costs of complying with United States securities laws and regulations;

•	market risks; and

•	regulatory risks and operational risks.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this propectus is accurate as of any date other than the date on the front of this prospectus. The information may be required to be updated at a later date.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement of sponsors’ warrants, not including expected interest on the proceeds placed in trust, will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$400,000,000	$460,000,000
Proceeds from private placement of sponsors’ warrants	7,000,000	7,000,000

Total gross proceeds	$407,000,000	$467,000,000

Estimated offering expenses (1)
Underwriting discount (7% of gross proceeds from units offered to the public) (2)	$28,000,000	$32,200,000
Legal fees and expenses	550,000	550,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	150,000	150,000
SEC registration fee	32,571	32,571
FINRA registration fee	75,500	75,500
American Stock Exchange application and listing fees	70,000	70,000
Miscellaneous expenses	61,929	61,929

Total offering expenses (3)	$29,040,000	$33,240,000

Proceeds after offering expenses	$377,960,000	$433,760,000
Net offering proceeds held in trust	$377,960,000	$433,760,000
Deferred underwriting fees held in trust	18,000,000	20,700,000

Total proceeds held in trust	$395,960,000	$454,460,000

Net offering proceeds not held in trust	$0	$0

Percentage of public offering proceeds held in trust	99.0%	98.8%

	Amount	Percentage
Use of interest distributed from trust
Due diligence (excluding accounting and legal due diligence) of prospective target(s) (4)	$1,700,000	37.8%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial transaction (4)	1,700,000	37.8%
Administrative services and support payable to Mr. Heckmann ($10,000 per month for up to 24 months)	240,000	5.3%
Legal and accounting fees relating to SEC reporting obligations	75,000	1.7%
Reserve for liquidation expenses	125,000	2.8%
Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves	660,000	14.7%

Total interest distributed from trust (5)	$4,500,000	100.0%

(1)	A portion of the offering expenses have been pre-funded with the proceeds of a $258,300 loan from Mr. Heckmann, as described below. This loan, plus interest accruing at a rate of 3.60% per year, will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering. As of October 3, 2007, $3,032 of interest has accrued on this loan.
(2)

The underwriters have agreed to defer a portion of their underwriting discount, equal to 4.5% of the gross proceeds of the public portion of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount will be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)	Includes $258,300, plus interest, that will be used to repay the loan from Mr. Heckmann.
(4)	Total includes an aggregate of approximately $1,000,000 that we expect to budget for consultants in connection with legal and financial due diligence investigations of prospective targets.
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. In the event the SEC amends its reporting rules in a manner affecting our reporting obligations, we would likely incur greater expenses relating to SEC reporting obligations. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such interest income not used to fund our working capital requirements or repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

The $395,960,000 trust amount (or $454,460,000 if the over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee. The $395,960,000 trust amount includes $18,000,000 of the proceeds attributable to the underwriters’ discount. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the consummation of a business combination and our dissolution and liquidation; provided, however, a portion of the interest earned on the trust account (net of taxes) will be released to us to cover our operating expenses. We will withdraw such interest until a maximum of $4,500,000 of such interest has been released from the trust account. If we are required to dissolve, we will pay for the costs of dissolution from our remaining assets outside the trust account. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. If we dissolve and liquidate prior to a business combination, Mr. Heckmann, our Chairman and Chief Executive Officer, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims by the underwriters in connection with this offering. Based on discussions our board of directors has had with Mr. Heckmann, including a review of financial information, our board of directors is satisfied that he will be able to satisfy this obligation; however, there is no guarantee that he will be able to do so. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we consummate a business combination (excluding the amount held in the trust account representing a portion of the deferred portion of the underwriters’ discount). Any amounts not paid as consideration to the sellers of the target acquisition will be used to finance our operations, which may include the target acquisition we acquired on the consummation of the business combination, to consummate other acquisitions, or for working capital, as determined by our board of directors at that time.

We have agreed to pay Mr. Heckmann a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative support commencing on the effective date of the proposed offering and terminating upon completion of our business combination or the distribution of the trust account to our public stockholders eligible to receive distributions. This arrangement is being agreed to by Mr. Heckmann for our benefit and is not intended to provide him compensation in lieu of a salary. This amount was determined based on our understanding of typical fees for similar services in the Southern California area. We believe the monthly administrative fees paid by other blank check companies range from $7,500 to $10,000 per month. We believe, based on fees for similar services in the Southern California area, that the fee charged by Mr. Heckmann is at least as favorable as we could have obtained from an unaffiliated person.

Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of the trust for our search for a business combination will consist of the $4,500,000 of interest earned on the trust account. We intend to use this amount for corporate franchise tax payments, American Stock Exchange listing fees, due diligence, legal, accounting and other expenses of structuring and negotiating a business combination, as well as a possible down payment, lockup or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), and if necessary, to bear the costs of liquidation and dissolution in the event we are unable to consummate a business combination within 24 months after the consummation of this offering. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition or acquisitions. We believe that this amount will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to consummate a business combination, the proceeds held in the trust account that are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target acquisition or acquisitions that we acquire in the business combination, to consummate other acquisitions, or for working capital, as determined by our board of directors at that time.

Mr. Heckmann has loaned a total of $258,300 to us to fund a portion of the offering expenses owed by us to third parties. The loan bears interest at a rate of 3.60% per year and will be payable on the earlier of December 1, 2007 and the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses. As of October 3, 2007, $3,032 of interest has accrued on this loan.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in “government securities” or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is consummated.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, as we seek to consummate a business combination. We will only consummate a business combination if, at the time of the acquisition, we expect to have sufficient cash and working capital to operate the target acquisition on a forward-looking basis.

Commencing on the effective date of this prospectus through the consummation of a business combination, we will pay Mr. Heckmann the administrative services fee described above. Other than this $10,000 per month fee, no compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our founders, or any of their affiliates, prior to, or for any services that they render in order to consummate, or in connection with the consummation of the business combination. However, such individuals will receive reimbursement, subject to approval of our audit committee, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our audit committee, which would include persons who may seek reimbursement.

A stockholder will be entitled to receive funds from the trust account (including interest earned on the trust account) only in the event of our dissolution and subsequent liquidation of the trust account pursuant to the trust agreement or if that stockholder converts its shares into cash in connection with a business combination that the public stockholder voted against and that we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our founders have agreed to waive their right to receive any funds from the trust account with respect to the 14,375,000 founders’ shares. In addition, our founders cannot convert any of their founders’ shares into cash because they have agreed not to vote these shares against a business combination approved by a majority of the outstanding shares voted by our public stockholders, which is a necessary condition to convert.

Upon the consummation of a business combination, the underwriters will be entitled to receive the deferred underwriting discounts and commissions. In the event that we are unable to consummate a business combination and the trustee is forced to dissolve and liquidate the trust account, the underwriters have agreed that: (1) they will forfeit any rights or claims to such deferred underwriting discounts and commissions and any accrued interest thereon; and (2) the proceeds attributable to the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any accrued interest thereon.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Until the consummation of our initial business combination, our board of directors will retain any earnings for use in our business operations and, accordingly, our board of directors will not declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, that is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

On October 3, 2007, our net tangible book deficiency was $433,916, or approximately $0.03 per share of common stock. After giving effect to the sale of 50,000,000 shares of common stock included in the units offered to the public and the private placement of 7,000,000 sponsors’ warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at October 3, 2007 would have been $259,212,639 or $5.46 per share, representing an immediate increase in net tangible book value (as decreased by the value of the 14,999,999 shares of common stock that may be converted to cash) of $5.49 per share to our founders and an immediate dilution of $2.54 per share or 31.8% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering could potentially be reduced by approximately $118,799,992 because if we consummate a business combination, the conversion rights of our public stockholders, other than our founders, officers and directors, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee) calculated as of two business days prior to the consummation of the proposed business combination, net of taxes payable, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book deficiency before this offering	$(0.03)
Increase attributable to new investors	$5.49
Pro forma net tangible book value after this offering		$5.46
Dilution to new investors		$2.54

The following table sets forth information with respect to our founders and the new public investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Founders’ initial investment(1)	12,500,000	20.0%	$62,500	0.01%	$0.005
New public investors	50,000,000	80.0%	400,000,000	99.99%	$8.00

	62,500,000	100.0%	$400,062,500	100.0%

(1)	Does not include 1,875,000 founders’ shares that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(433,916)
Proceeds from this offering, including the private placement of sponsors’ warrants	395,960,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	486,547
Less: Deferred underwriting fees payable	(18,000,000)
Less: Proceeds held in trust subject to conversion to cash ($7.92 × 14,999,999 shares)	(118,799,992)

$259,212,639

Denominator:
Shares of common stock outstanding prior to this offering	12,500,000
Shares of common stock included in the units offered to the public	50,000,000
Less: Shares subject to conversion (50,000,000 × 29.99999%)	(14,999,999)

47,500,001

CAPITALIZATION

The following table sets forth our capitalization as of October 3, 2007 and our capitalization as adjusted to give effect to this offering, the private placement of sponsors’ warrants and the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust):

	Actual	As Adjusted
Total debt (1)	$258,300	$—

Common Stock, 1,875,000 shares subject to possible redemption at $0.005 per share, actual; 14,999,999 shares subject to possible redemption at $7.92 per share, as adjusted	$9,375	$118,799,992

Stockholders’ equity:
Preferred Stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding, actual and as adjusted	$—	$—
Common Stock, $0.001 par value, 250,000,000 shares authorized, 14,375,000 shares issued and outstanding, including 1,875,000 shares subject to possible redemption, actual; 250,000,000 shares authorized, 62,500,000 shares issued and outstanding, including 14,999,999 shares subject to possible redemption, as adjusted	$14,375	$62,500
Additional paid-in capital	$48,125	$259,160,008
Deficit accumulated during the development stage	$(9,869)	$(9,869)

Total stockholders’ equity	$52,631	$259,212,639

Total capitalization	$320,306	$378,012,631

(1)	Excludes deferred underwriting fees equal to 4.5% of the gross proceeds of this offering that the underwriters have agreed to defer until the consummation of a business combination.

If we consummate a business combination, the conversion rights afforded to our stockholders may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on May 29, 2007 to acquire or acquire control of one or more operating businesses through a business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region. Instead, after consummation of this offering we intend to focus on various industries and target businesses that capitalize on growth in the global economy. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in consummating one or more business combinations.

We have not engaged in any operations that generated any revenues to date. Our entire activity since inception has been limited to organizational activities and preparation for this offering.

The net proceeds of this offering and the private placement of sponsors’ warrants of $395,960,000, or $454,460,000 if the underwriters’ over-allotment option is exercised in full, will be deposited in the trust account. These amounts include $18,000,000, or $20,700,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount.

We intend to use substantially all of the funds held in the trust account, less the payment still due to the underwriters for the deferred underwriting discount, to consummate our initial business combination. To the extent that our capital stock or debt is used in whole or in part as consideration to consummate a business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategies.

We believe that, upon consummation of this offering, the $4,500,000 of interest earned on the trust account, net of taxes paid on such interest, which will be released to us to cover our operating expenses will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we expect to be using these funds to identify and evaluate prospective acquisition candidates, to perform business due diligence on prospective target acquisitions, to travel to and from offices of prospective target acquisitions, to select the target acquisition to acquire and to structure, negotiate, and consummate the business combination.

Mr. Heckmann has loaned us a total of $258,300 to fund the payment of a portion of our offering expenses. The loan bears interest at a rate of 3.60% per year and will be payable on the earlier of December 1, 2007 and the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses. As of October 3, 2007, $3,032 of interest has accrued on this loan.

We expect that we will incur approximately $1,700,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $1,700,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $240,000 for administrative services and support payable to Mr. Heckmann representing $10,000 per month for up to 24 months beginning upon consummation of this offering; $125,000 as a reserve for liquidation expenses; $75,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $660,000 for general working capital that will be used for miscellaneous expenses and reserves. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. In the event the SEC amends its reporting rules in a manner affecting our reporting obligations, we would likely incur greater expenses relating to SEC reporting obligations. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such interest income not used to fund our working capital requirements or to repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through an offering of debt or equity securities if funds are required to consummate our initial business combination, although we have not entered into any such arrangements and have no current intention of doing so.

We have evaluated the appropriate accounting treatment for the sponsors’ warrants and the warrants attached to the founders’ units and the public units. As we are not required to net cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12-33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

We estimate the fair value of the sponsors’ warrants to be approximately $0.75 per warrant. To reach this estimate, we considered the trading price of the warrants of 15 comparable blank check companies for which the warrants have traded separately from the units during the past year. In each case, we examined the price of the warrant at the date of separation. On average, the warrants began trading separately 34 calendar days after the issuer’s initial public offering (as few as nine and as many as 92 calendar days after the consummation of the initial public offering). Of these issuers, the average trading price for the warrants on the date of separation was $0.75 (with a high of $0.90 and a low if $0.57). Because the fair value of such warrants is less than the purchase price, we will not be required to incur a compensation expense in connection with the purchase by our founders of the sponsors’ warrants.

As indicated in the accompanying financial statements, as of October 3, 2007, we had $217,267 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital will be successful. These factors, among others, raise substantial doubt as to our ability to continue as a going concern.

The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices of our common stock and warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and such covenant is breached without a waiver or renegotiations of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	other disadvantages compared to our competitors who have less debt.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of October 3, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K or any commitments or contractual obligations except for Mr. Heckmann’s loan to us. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Overview

We are a blank check development stage company organized under the laws of the State of Delaware on May 29, 2007. We were formed to acquire or acquire control of one or more operating businesses through a business combination. To date, our efforts have been limited to organizational activities, including the issuance of 14,375,000 units to our founders for an aggregate purchase price of $71,875, or $0.005 per unit (of which up to 1,875,000 units are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full), and activities related to this offering.

Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region. Instead, after consummation of this offering we intend to focus on various industries and target businesses that capitalize on growth in the global economy. We do not currently have any specific business combination or specific target under consideration. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering.

We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While our management intends to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which our management ultimately determines to pursue may not meet one or more of these criteria:

•	defensible business niche;

•	opportunities for add-on acquisitions;

•	spin-off / divestitures from larger companies; and

•	history of profitability and strong free cash flow.

We will seek to capitalize on the significant acquisition, governance and corporate formation experience of our Chairman and Chief Executive Officer, Richard J. Heckmann. Mr. Heckmann served as Chief Executive Officer and Chairman of the Board of Directors of K2 Inc., or K2, a manufacturer of sporting goods equipment, until his retirement from K2 on August 8, 2007. K2 was acquired by Jarden Corporation on August 8, 2007. During his tenure as Chairman and Chief Executive Officer of K2 beginning in November 2002, K2 (which was in workout status at that time) more than doubled revenues, which grew from approximately $582 million for the year ended December 31, 2002 to approximately $1.4 billion for the year ended December 31, 2006 and tripled net income, which grew from approximately $12.1 million for the year ended December 31, 2002 to approximately $37.7 million for the year ended December 31, 2006. Prior to joining K2, Mr. Heckmann founded United States Filter Corporation in 1990 and was its Chief Executive Officer. Mr. Heckmann also has extensive experience with business acquisitions. While he was with United States Filter Corporation, it consummated over 150 acquisitions, ranging up to $1.7 billion in value. Mr. Heckmann was directly involved in locating targets and conducting business diligence with respect to a significant number of United States Filter Corporation’s and K2’s acquisitions. During Mr. Heckmann’s tenure at K2, K2 consummated over 20 acquisitions, the largest of which was valued at $150 million.

In addition to Mr. Heckmann, we will seek to capitalize on the significant business experience of our board of directors, the other members of which are Dan Quayle, Dr. Alfred E. Osborne, Jr. and Lou L. Holtz. Dan Quayle served as a congressman, senator and the 44th Vice President of the United States. Mr. Quayle joined Cerberus Capital Management, L.P., or Cerberus, in 1999, and currently serves as Chairman of Cerberus Global Investments. Dr. Alfred E. Osborne, Jr. is the Senior Associate Dean in the UCLA Anderson School of Management, a position he assumed in July 2003. Lou L. Holtz became a college football television analyst for ESPN in September 2005 after his retirement as the head football coach of the University of South Carolina in

November 2004. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting our target acquisition, and structuring, negotiating and consummating an acquisition. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify and consummate an acquisition. However, none of these individuals have been or currently are principals of, or affiliated with, a blank check company, and therefore we can give no assurance that their past successes will be repeated in the context of a special purpose acquisition company.

All of our directors were previously also directors of K2, prior to K2’s acquisition by Jarden Corporation on August 8, 2007. Mr. Heckmann also served with Messrs. Osborne and Quayle on the board of directors of United States Filter Corporation. Our board was assembled based on our board members’ record of having worked together successfully in the past. We do not presently intend to consider a transaction with K2, its parent, any of its affiliates or its competitors. Mr. Heckmann remains on the board of directors of Jarden Corporation, and we have disclosed that we will not enter into a business combination with an affiliate of a member of our board of directors or a portfolio company of any affiliate of our directors or officers. Mr. Heckmann has an agreement with K2 that prohibits him from competing with K2 for a period of three years from August 8, 2007 and prohibits him from soliciting K2’s employees or the business of any of its customers, suppliers or distributors for a period of four years from August 8, 2007. K2’s product lines consist primarily of skiing, baseball, fishing, flotation device, skateboard and paintball products. Although Mr. Heckmann’s non-competition obligation prevents us from acquiring a target company that competes in any of these product lines, our efforts in identifying a prospective target business will not be limited by industry. Because our efforts to identify and consummate a prospective business combination will be significantly broader than K2’s focus, we do not expect that Mr. Heckmann’s non-competition obligation will have a material impact on our ability to find and consummate a business combination, nor do we expect Mr. Heckmann’s non-solicitation obligation to have a material impact on us.

Consummating a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash (derived from the proceeds of this offering as well as the private placements of sponsors’ warrants), our capital stock or a combination of these in consummating a business combination. Although substantially all of the net proceeds of this offering are expected to be applied generally toward consummating a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with one or more target acquisitions having a total fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing the deferred underwriters’ discount) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the 80% requirement at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or type of market. Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our business combination, we may need to issue additional equity or incur debt to fund the full acquisition price. If the percentage of our public stockholders exercising conversion rights approaches our 30% conversion threshold, the requirement that our initial business combination have a fair market value of at least 80% of our net assets will likely require us to issue additional debt or equity to finance our initial business combination.

Prior to consummation of our initial business combination, we will seek to have all third parties, including any vendors, prospective target acquisitions and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into such a waiver, our decision to engage such third party would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. If we dissolve and liquidate prior to a business combination, Mr. Heckmann, our Chairman and Chief Executive Officer, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims by the underwriters in connection with this offering. Based on discussions our board of directors has had with Mr. Heckmann, our board of directors is satisfied that he will be able to satisfy this obligation; however, there is no guarantee that he will be able to do so.

We have not identified a target acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our directors is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate.

We will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Except as discussed in “Proposed Business—Overview,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target acquisitions. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately consummate a business combination. To the extent we consummate a business combination with entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable businesses. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisition

While we have not yet identified any candidates for a business combination, we believe that there are numerous businesses that may provide significant opportunities for growth. Unaffiliated sources may introduce us to target acquisitions they think we may be interested in on an unsolicited basis. Our officers and directors, as well as their affiliates, may bring to our attention target candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have. In no event will any of our founders or any entity with which they are affiliated be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to consummate, a business combination. We do not intend to invest alongside other blank check companies or private equity firms in pursuing a target company, nor will we invest alongside an affiliate of ours or an affiliate of our officers or directors or a portfolio company of any affiliate of our directors or officers.

Selection of a target acquisition and structuring of a business combination

Any evaluation relating to the merits of a particular business combination will be based on considerations deemed relevant by our management in consummating a business combination consistent with our business objective. In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. To the extent we are able to identify multiple acquisition targets and have options as to which business to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

In determining the size of this offering, Mr. Heckmann and our underwriters concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsors’ warrants, would provide us with sufficient equity capital to consummate a business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $18,000,000, or $20,700,000 if the underwriters’ over-allotment option is exercised in full).

The time and costs required to select and evaluate a target acquisition and to structure and consummate the business combination vary; however, we estimate that we will incur $1,700,000 of expenses for the due diligence and investigation associated with our initial business combination and an additional $1,700,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination. We may engage a number of consultants to assist with legal and business due diligence. We expect to budget approximately $1,000,000, or $500,000 annually, to hire such consultants. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. None of our Chief Executive Officer or directors will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf subject to approval of our audit committee.

Fair market value of target acquisition

Our initial business combination must have a total fair market value equal to at least 80% of our net assets (including the funds held in the trust account other than the portion representing our underwriters’ deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire one or more target acquisitions whose total fair market value significantly exceeds 80% of our net assets. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or an offering of debt or equity securities if such funds are required to consummate such a business combination. If the percentage of our public stockholders exercising conversion rights approaches our 30% conversion threshold, the requirement that our initial business combination have a fair market value of at least 80% of our net assets will likely require us to issue additional debt or equity to finance our initial business combination. Currently, we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of such business combination will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value meeting the 80% of net assets threshold. Our board will determine satisfaction of the 80% threshold by calculating the fair market value of what our stockholders would receive in the business combination and comparing it to 80% of the net assets held in trust. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the business combination complies with the 80% threshold. Nevertheless, we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest. If our initial business combination takes the form of an asset acquisition, we will only acquire assets constituting an operating business for which historical financial statements are available.

Possible lack of business diversification

Our business combination must satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to consummate a business combination with a single organization. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to consummate several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several enterprises and those enterprises are owned by different sellers, we may need for each of those sellers to agree that our purchase of such enterprise is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the properties or assets into a single operating business.

Limited ability to evaluate the target acquisition’s management

Although we intend to closely scrutinize the management of a prospective target acquisition when evaluating the desirability of consummating a business combination, we cannot assure you that our assessment of the target acquisition’s management will prove to be correct. Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target acquisition. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management. Furthermore, the future role of Mr. Heckmann and our other directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that Mr. Heckmann and our other directors will have significant experience or knowledge relating to the operations of the particular target business.

Limited available information for privately held target companies

In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of Mr. Heckmann and our other directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Opportunity for stockholder approval of business combination

Prior to the consummation of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, which, among other matters, will include a description of the operations of the target acquisition and historical financial statements of the business.

In connection with the vote required for our initial business combination, our founders have agreed, pursuant to letter agreements entered into prior to this offering, to vote all of their shares of common stock owned by them immediately prior to this offering in the same manner as a majority of the outstanding shares of common stock held by our public stockholders vote in respect of such business combination. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by our founders. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Following the consummation of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Our founders will not have such conversion rights with respect to their founders’ shares; however, our founders will have conversion rights with respect to any shares of our common stock that they may acquire in connection with or following this offering. The actual per-share conversion price will be equal to the amount in the trust account (including the amount held in the trust account representing the deferred underwriters’ discount), inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $7.92 per share, or approximately $7.90 per share if the underwriters over-allotment option is exercised in full, ($0.08 or $0.10, respectively, less than the per-unit offering price of $8.00). An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and consummated. Any request for conversion, once made, may be withdrawn at any time prior to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after consummation of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that they still hold. We will not consummate any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. If the percentage of our public stockholders exercising conversion rights approaches our 30% conversion threshold, the requirement that our initial business combination have a fair market value of at least 80% of our net assets will likely require us to issue additional debt or equity to finance our initial business combination.

Procedures required by investors for conversion

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement, which will occur at least ten business days prior to the stockholders meeting, and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time prior to the date of the meeting. If a stockholder wishes to exercise its conversion rights, it must vote against the proposed business combination, demand that we convert its shares into cash by marking the appropriate space on the proxy card, and provide physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the initial business combination. If, notwithstanding the stockholder’s vote, the proposed business combination is consummated, then such stockholder will be entitled to receive a pro rata share of the trust account, including any undistributed interest earned thereon as calculated two business days prior to the consummation of the proposed business combination, but excluding any portion of the underwriters’ deferred discount. The stockholder will not be able to transfer its shares following the approval of our initial business combination by our stockholders unless the definitive agreement relating to the proposed business combination is terminated. A stockholder who exercises its conversion rights will exchange its shares of our common stock for cash and will no longer own those shares of common stock, although it will still have the right to exercise any warrants such stockholder still holds. If the proposed business combination is not consummated then a stockholder’s shares will not be converted into cash and will be returned to the stockholder, even if such stockholder elected to convert.

We will require public stockholders to tender their shares to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which the stockholder could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholders meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

In order to physically deliver their stock certificates, stockholders will have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholders meeting, the stockholder must present a written instruction to our transfer agent that the stockholder wishes to convert his shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will not sell or transfer the shares prior to the closing of our business combination. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholders meeting will not be converted into cash. In the event that a stockholder tenders his shares and decides prior to the stockholders meeting that he does not want to convert his shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

Dissolution and liquidation if no business combination is consummated

Our amended and restated certificate of incorporation will provide that our corporate existence will automatically cease 24 months after the consummation of this offering. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months from the consummation of this offering as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to consummate our initial business combination within 24 months, as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes, up to $4,500,000 that we may draw upon for working capital and up to $75,000 of accrued interest not required to pay income taxes on interest income that we may request from the trustee to pay for dissolution costs and expenses) plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our founders have waived their rights to participate in any distribution with respect to the shares owned by them immediately prior to this offering upon our dissolution and liquidation prior to a business combination. In addition, the underwriters have agreed to waive their rights to $18,000,000 (or $20,700,000 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account; however, we may request up to $75,000 of accrued interest not required to pay income taxes on interest income from the trustee to pay for dissolution costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.92 per share eligible to receive distributions, or approximately $7.90 if the underwriters’ over-allotment option is exercised in full, or $0.08 and $0.10, respectively, less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $7.92 per share, or approximately $7.90 if the underwriters’ over-allotment option is exercised in full, plus interest, net of income taxes on such interest, up to $4,500,000 of interest that may be released to us and, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, up to $75,000 of such accrued interest to be withdrawn to pay our expenses of liquidation and dissolution, if necessary, due to claims of creditors. Although we will seek to have all vendors, prospective target acquisitions or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would examine the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interests of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would analyze the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we dissolve and liquidate prior to a business combination, Mr. Heckmann, our Chairman and Chief Executive Officer, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims by the underwriters in connection with this offering. Based on discussions we have had with Mr. Heckmann, we are satisfied that he will be able to satisfy this obligation; however, there is no guarantee that Mr. Heckmann will be able to do so. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes their deferred underwriters’ discount.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third- party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months from the date of this prospectus in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $7.92 per share, or approximately $7.90 per share if the underwriters exercise their over-allotment option, due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders. Promptly after our liquidation in the event our initial business combination has not been consummated within 24 months, we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we complete a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a chapter 11 debtor-in-possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is consummated by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. The stockholder must have also exercised his or her conversion rights described above. Our founders have agreed to waive their right to receive any funds from the trust account with respect to their founders’ shares. In addition, our founders cannot convert any of their founders’ shares into cash, because they have agreed not to vote these shares against a business combination approved by a majority of stockholders, which is a necessary condition to convert.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our dissolution and liquidation, for the payment of taxes on interest earned by the trust account, to the extent of $4,500,000 of interest (net of taxes) that may be released to us or to the extent of $75,000 of accrued interest on the trust account to pay our expenses of liquidation and dissolution, if necessary;

•	prior to the consummation of a business combination, we will submit the business combination to our stockholders for approval;

•

we may consummate the business combination if it and an amendment to our amended and restated certificate of incorporation to permit our perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 30% of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•

if a business combination is not consummated within 24 months of the consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•

upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to our initial business combination.

Obligations to Our Stockholders

Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing section prior to the consummation of a business combination. In addition, pursuant to our amended and restated certificate of incorporation, these provisions may only be amended with the affirmative vote of all of our public stockholders. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions to be obligations of our company to our stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. In the event that such a proposed amendment or modification is presented to a vote of our stockholders, our founders will not vote their shares in favor of any such amendment or modification.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), and other blank check companies. Many of these individuals and entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target. Further, the following may not be viewed favorably by certain targets:

•	our obligation to seek stockholder approval of a business combination may delay or render impossible the consummation of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants and the potential future dilution they represent; and

•

our inability to pay a substantial break-up fee to a target business in the event we are unable to consummate the business combination or to provide for an indemnity in case of breach of a definitive agreement.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity and debt markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target acquisition with significant growth potential on favorable terms.

If we succeed in consummating a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 75080 Frank Sinatra Dr., Palm Desert, California 92211. The cost for this space is included in the $10,000 monthly fee that Mr. Heckmann will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon completion of our business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the San Diego metropolitan area, that the fee charged by Mr. Heckmann is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to us, adequate for our current operations.

Employees

We currently have only one officer, Mr. Heckmann, our Chief Executive Officer. Although Mr. Heckmann and our other directors have entered into letter agreements with us related to their investment, resolution of conflicts with their other business affiliations and certain other matters, we have not entered into an employment agreement with Mr. Heckmann. Mr. Heckmann intends to devote himself full time to our affairs, but the amount of time he will devote in any period will vary based on whether a target acquisition has been selected and the stage of the acquisition process we are in. Mr. Heckmann is not obligated to devote any specific number of hours to our business and intends to devote only as much time as he deems necessary to our business. We do not currently have any full-time employees. We expect to hire a number of consultants after the consummation of this offering to assist with finance and due diligence tasks. We expect to budget up to $500,000 annually for such consultants prior to the consummation of a business combination.

Mr. Heckmann has an agreement with K2 that prohibits him from competing with K2 for a period of three years from August 8, 2007 and prohibits him from soliciting K2’s employees or the business of any of its customers, suppliers or distributors for a period of four years from August 8, 2007. K2’s product lines consist primarily of skiing, baseball, fishing, flotation device, skateboard and paintball products. Although Mr. Heckmann’s non-competition obligation prevents us from acquiring a target company that competes in any of these product lines, our efforts in identifying a prospective target business will not be limited by industry. Because our efforts to identify and consummate a prospective business combination will be significantly broader than K2’s focus, we do not expect that Mr. Heckmann’s non-competition obligation will have a material impact on our ability to find and consummate a business combination, nor do we expect Mr. Heckmann’s non-solicitation obligation to have a material impact on us.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the businesses to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such.

Code of Ethics

We have adopted a code of ethics that applies to directors, officers and employees that complies with the rules and regulations of the American Stock Exchange.

Comparison to Offerings of Blank Check Companies under Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$395,960,000 of the offering and private placement proceeds will be deposited into a trust account maintained by American Stock Transfer & Trust Company, acting as trustee for the public stockholders eligible to receive distributions.	$334,125,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $395,960,000 of offering and private placement proceeds held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of acquisition candidates	The initial target acquisition or acquisitions that we acquire must have a total fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the effective date of the registration statement.	No trading of the units or the underlying common stock and warrants would be permitted until
	The common stock and warrants comprising the units, without any security holder having to take any action, may trade separately beginning on the fifth day after the earliest to occur of the expiration of the underwriters’ over-allotment option, its exercise in full and the underwriters’ determination not to exercise all or any remaining	the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
portion of the over-allotment option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange, and any security holder may elect to trade the common stock or warrants separately or as a unit.

Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account (including the amount held in the trust account representing a portion of the underwriters’ discount). However, a stockholder who does not follow these procedures or a stockholder who	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be

	Terms of Our Offering	Terms Under a Rule 419 Offering
	does not take any action would not be entitled to the return of any funds.	returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 24 months after the consummation of this offering.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the consummation of a business combination or our dissolution and liquidation upon failure to consummate a business combination within the allotted time; provided that taxes on the income in the trust account will be paid from the trust account, and a portion of the interest on the trust account will be distributed to us as described below.	The proceeds held in the escrow account would not be released until the earlier of the consummation of a business combination or the failure to consummate a business combination within the allotted time.

Interest on deposited proceeds	The interest earned on the trust account will be held in the trust account for use in completing a business combination or released to investors pro rata upon exercise of their conversion rights or to investors upon our liquidation in the event of our failure to timely effect a business combination; provided, however, a portion of the interest earned on the trust account (net of taxes payable on such interest) will be released to us to cover our operating expenses. We will withdraw interest until a maximum of $4,500,000 of such interest has been released from the trust account plus up to $75,000 of such interest to pay costs associated with our liquidation, if applicable.	Interest or dividends on proceeds held in the escrow account, if any, would be held for the sole benefit of the purchasers of the securities.

MANAGEMENT

Directors and Officers

Our current directors and officers are as follows:

Name	Age	Position
Richard J. Heckmann	63	Chief Executive Officer, Chairman of the Board
Lou L. Holtz	70	Director
Alfred E. Osborne, Jr.	62	Director
Dan Quayle	60	Director

Richard J. Heckmann, Chief Executive Officer, Chairman of the Board

Mr. Heckmann, our Chief Executive Officer and Chairman of the Board, served as Chief Executive Officer and Chairman of the Board of Directors of K2 Inc., or K2, a manufacturer of sporting goods equipment, until his retirement from K2 on August 8, 2007. K2 was acquired by Jarden Corporation on August 8, 2007. During his tenure as Chairman and Chief Executive Officer of K2 beginning in November 2002, K2 (which was in workout status at that time) more than doubled revenues, which grew from approximately $582 million for the year ended December 31, 2002 to approximately $1.4 billion for the year ended December 31, 2006 and tripled net income which grew from approximately $12.1 million for the year ended December 31, 2002 to approximately $37.7 million for the year ended December 31, 2006. Prior to his involvement in K2, Mr. Heckmann founded United States Filter Corporation in 1990 and was its Chief Executive Officer. Through a series of acquisitions, United States Filter Corporation grew from annualized revenues of approximately $17 million in 1990 to over $5 billion in 1999, when it was acquired by Vivendi S.A. of Paris, France in March 1999 for approximately $8.2 billion, including the assumption of approximately $1.8 billion of debt. Mr. Heckmann has extensive experience with business acquisitions. While he was with United States Filter Corporation, it consummated over 150 acquisitions, ranging up to $1.7 billion in value. Mr. Heckmann was directly involved in locating targets and conducting business diligence with respect to a significant number of United States Filter Corporation’s and K2’s acquisitions. During Mr. Heckmann’s tenure at K2, K2 consummated over 20 acquisitions, the largest of which was valued at $150 million. Mr. Heckmann is also part owner of the National Basketball Association Phoenix Suns franchise.

In 1971, Mr. Heckmann founded and became Chairman of the Board of Tower Scientific Corporation, which grew into the largest manufacturer of custom prosthetic devices in the United States. In 1977, Tower Scientific was acquired by the Hexcel Corporation. Mr. Heckmann is also a founding shareholder of Callaway Golf, Inc.

Mr. Heckmann was appointed associate administrator for finance and investment of the Small Business Administration in Washington, D.C., from 1978 to 1979, where he was responsible for small business lending and venture capital investments made by the United States government. He served as a director of MPS Group, Inc. from April 2003 through March 2004, Philadelphia Suburban Corporation from August 2000 through February 2002, United Rentals, Inc. from October 1997 through May 2002, Waste Management Inc. from January 1994 through January 1999 and Station Casinos, Inc. from April 1999 through March 2001. In 2003, Mr. Heckmann was appointed to a special governance committee of the New York Stock Exchange, the Corporate Accountability and Listing Standards Committee. He also served as chairman of the Listed Company Advisory Committee of the New York Stock Exchange from 2001 to 2003.

Mr. Heckmann has an agreement with K2 that prohibits him from competing with K2 for a period of three years from August 8, 2007 and prohibits him from soliciting K2’s employees or the business of any of its customers, suppliers or distributors for a period of four years from August 8, 2007. K2’s product lines consist primarily of skiing, baseball, fishing, flotation device, skateboard and paintball products. Although Mr. Heckmann’s non-competition obligation prevents us from acquiring a target company that competes in any of these product lines, our efforts in identifying a prospective target business will not be limited by industry. Because our efforts to identify and consummate a prospective business combination will be significantly broader than K2’s focus, we do not expect that Mr. Heckmann’s non-competition obligation will have a material impact on our ability to find and consummate a business combination, nor do we expect Mr. Heckmann’s non-solicitation obligation to have a material impact on us.

Lou L. Holtz, Director

Lou L. Holtz became a college football television analyst for ESPN in September 2005 after his retirement as the head football coach of the University of South Carolina in November 2004. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996, two seasons at the University of Minnesota from 1984 to 1985, seven seasons at the University of Arkansas from 1977 to 1983, four seasons at North Carolina State University from 1972 to 1975 and three seasons at William and Mary from 1969 to 1971. Mr. Holtz spent 1976 as the head coach of the New York Jets of the National Football League. Mr. Holtz is a noted motivational speaker and is the author of The Fighting Spirit.

Alfred E. Osborne, Jr., Director

Dr. Alfred E. Osborne, Jr. is the Senior Associate Dean in the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor since 1972 and has served the school in various capacities over the years. Currently, he also serves as the Faculty Director of the Harold Price Center for Entrepreneurial Studies at UCLA, a position he has held since July 2003. Dr. Osborne is a member of the Board of Directors of Kaiser Aluminum, Inc., a fabricated aluminum products manufacturing company, EMAK Worldwide, Inc., a marketing services company, and Wedbush, Inc., a financial services and investment firm. Dr. Osborne also serves as a director of First Pacific Advisors’ Capital, Crescent and New Income Funds.

Dan Quayle, Director

Mr. Quayle served as a congressman, senator and the 44th Vice President of the United States. During his tenure as Vice President, President George H.W. Bush named Dan Quayle head of the Council of Competitiveness, which worked to ensure America’s international competitiveness in the 21st century. He made official visits to numerous countries and was Chairman of the National Space Council.

Since leaving public office, Dan Quayle has authored three books, including Standing Firm, A Vice-Presidential Memoir. He established and sold an insurance business in Indiana. For two years he was a distinguished visiting professor of international studies at Thunderbird, The American Graduate School of International Management.

Dan Quayle joined Cerberus in 1999, and currently serves as Chairman of Cerberus Global Investments. Cerberus is one of the world’s leading private investment firms, with over $27 billion in committed capital and offices in New York, Chicago, Los Angeles, Atlanta, London, Baarn (The Netherlands), Frankfurt, Osaka and Tokyo. As Chairman of Cerberus Global Investments, Dan Quayle has been actively involved in new business sourcing and marketing for Cerberus in North America, Asia and Europe. Mr. Quayle is currently a director of Aozora Bank, Tokyo, Japan.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating an acquisition. None of these individuals has been or currently are principals of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and consummate an acquisition.

The members of our board of directors are classified into three classes, one of which is elected at each meeting of the stockholders to hold office for a three-year term and until the successors of each such class have been elected and qualified. The members of each class are set forth below:

•	Class I: Mr. Holtz (term expires 2008)

•	Class II: Mr. Quayle (term expires 2009)

•	Class III: Mr. Heckmann, Dr. Osborne (term expires 2010)

Our existing stockholders have not agreed to vote their shares in favor of the re-election of any member of our board of directors. We currently do not have, nor do we intend to adopt, any procedures to ensure that any offering-related provisions applicable to the current members of our board of directors are applied to any new directors, except we will require any new directors to enter into agreements with us containing substantially the same terms as the letter agreements our current directors entered into prior to this offering.

Legal Proceedings

In April 2007, Messrs. Heckmann, Holtz, Quayle and Dr. Osborne were named as defendants in a putative shareholder class action lawsuit concerning the sale of K2 Inc. to Jarden Corporation. The lawsuit alleged that the board of directors of K2, including Messrs. Heckmann, Holtz, Quayle and Dr. Osborne, breached their fiduciary duties in approving the proposed merger. The plaintiff and K2 agreed to a settlement in principle of the lawsuit in July 2007. The material terms of the settlement included K2’s agreement to make certain disclosures regarding the transaction, and the reduction of the termination fee payable by K2 to Jarden Corporation under certain circumstances in the event that the merger agreement was terminated.

Director Independence

Our board of directors has determined that Messrs. Holtz and Quayle and Dr. Osborne are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. In general, an “independent director” is a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors will be present.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors which will consist of Dr. Osborne, as chairman, and Mr. Heckmann and Mr. Quayle. Our board of directors has determined that each of Dr. Osborne and Mr. Quayle is an independent director, and that Mr. Heckmann is not independent. The audit committee will consist of three members, all of whom are required to be independent directors within one year following the consummation of this offering. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department;

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors;

•	overseeing compliance with our related party transactions policy; and

•	reviewing and approving director expense reimbursement claims.

Financial Experts on Audit Committee

The audit committee will comply with the independence requirements of Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange (including the transition rules for companies consummating an initial public offering) and will be comprised of members who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We believe that Dr. Osborne satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of our board of directors, which will consist of Mr. Quayle, as chairman, and Mr. Holtz and Dr. Osborne, all of whom have been determined by our board of directors to be independent directors. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Compensation for Officers and Directors

No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of the registration statement through consummation of a business combination, we will pay to Mr. Heckmann a fee of $10,000 per month for providing us with administrative services. Other than the fee payable to Mr. Heckmann, no compensation of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing officers, directors, founders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, our Chief Executive Officer and each of our directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million, subject to any pre-existing fiduciary or contractual obligations he might have. Mr. Heckmann, as our Chief Executive Officer, will determine whether we pursue any potential transaction presented to us. We have also agreed not to consummate a business combination with an entity with which our officers and directors are affiliated. Furthermore, neither Heckmann Acquisition, LLC nor any of our directors, nor any entity with which they are affiliated, will be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination. We will not enter into a business combination with any of our officers, directors, any of their affiliates or any portfolio company of any of their affiliates.

Potential investors should be aware of the following potential conflicts of interest:

•	Our directors currently are, and may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•

Although Mr. Heckmann has expressed his full time commitment to our success, he is not required to devote any specific number of hours to our affairs and accordingly, may have conflicts of interest in allocating his time among various business activities.

•

In the event we dissolve and liquidate because we fail to complete a business combination, the shares and warrants owned by our founders will be worthless, resulting in potentially significant losses to them. Our founders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the 24th month following the consummation of this offering and we have not consummated a business combination.

•

Certain of our directors may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services which may influence their motivation in identifying and selecting a target acquisition, and timely completing a business combination.

•

Our directors may have a conflict of interest with respect to evaluating a particular business combination, if the retention or resignation of any such directors were included by a target business as a condition to any agreement with respect to a business combination.

•

Our directors may purchase shares of common stock as part of the units sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of their multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our directors (including Mr. Heckmann, our Chief Executive Officer), have signed letter agreements with us pursuant to which they have agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be a director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to certain pre-existing fiduciary or contractual obligations he might have. The following table lists our directors, their affiliated entities with which a conflict of interest is reasonably likely and the priority for or against us reflected in the agreements.

Director	Affiliated Entities	Priority
Richard Heckmann	Jarden Corporation	Mr. Heckmann will first present any business opportunity with a fair market value of $200 million or more to us, subject only to Mr. Heckmann’s contractual obligation not to compete with K2, Inc., a subsidiary of Jarden Corporation.

Alfred E. Osborne, Jr.	Kaiser Aluminum, Inc., EMAK Worldwide, Inc., Wedbush, Inc.	Dr. Osborne may be required to present any business opportunity with a fair market value of $200 million or more to his other affiliated entities before presenting such opportunity to us.

Dan Quayle	Cerberus Global Investments	Mr. Quayle may be required to present any business opportunity with a fair market value of $200 million or more to Cerberus Global Investments before presenting such opportunity to us.

Messrs. Osborne and Quayle may be required to present business opportunities to their affiliated entities if the business opportunity is within the line of business of their affiliated entities. For a description of the lines of business of Messrs. Osborne and Quayle’s affiliated entities, see “Management—Directors and Officers.”

Our board of directors will be responsible for enforcing the agreement, and we do not intend to grant waivers of this provision of the letter agreements.

In connection with the vote required for our initial business combination, all of our founders have agreed to vote their respective shares of common stock that they owned prior to this offering in the same manner as a majority of the outstanding shares held by our public stockholders vote in respect of such business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the 14,375,000 founders’ shares. Any common stock acquired by founders in this offering or the aftermarket will be considered part of the holdings of the public stockholders. These founders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

In order to reduce the potential for actual or apparent conflicts, we will not acquire or invest in any company that is an affiliate of an entity with which a member of our board of directors or management is affiliated.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our securities as of October 3, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group (four persons).

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock and warrants beneficially owned by them.

	Common Stock and Warrants
	Before the Offering to Public Stockholders				As Adjusted for the Public Offering and the Private Placement (3)
Name and Address of Beneficial Owners (1)	Number of Shares (2)	Percentage of Common Stock	Number of Warrants	Percentage of Warrants	Number of Shares (2)	Percentage of Common Stock	Number of Warrants	Percentage of Warrants
Heckmann Acquisition, LLC	12,152,175	97.2%	12,152,175	97.2%	12,152,175	19.4%	17,152,175	24.7%

Richard J. Heckmann (4)	12,152,175	97.2%	12,152,175	97.2%	12,152,175	19.4%	17,152,175	24.7%

Lou Holtz	173,913	1.4%	173,913	1.4%	173,913	0.3%	1,173,913	1.7%

Alfred E. Osborne, Jr.	86,956	0.7%	86,956	0.7%	86,956	0.1%	586,956	0.8%

Dan Quayle	86,956	0.7%	86,956	0.7%	86,956	0.1%	586,956	0.8%

All directors and officers as a group (four persons)	12,500,000	100%	12,500,000	100%	12,500,000	20.7%	19,500,000	25.0%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 75080 Frank Sinatra Dr., Palm Desert, California 92211.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership. Does not include 1,875,000 founders’ shares that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full. If the underwriters’ over-allotment option is exercised in full, our founders will own 20.0% of our common stock.
(3)	Assumes the sale of 50,000,000 units in this offering and the sale of 7,000,000 sponsors’ warrants, but not the exercise of the 50,000,000 warrants comprising such units and the 7,000,000 sponsors’ warrants.
(4)	Mr. Heckmann is the sole and managing member of Heckmann Acquisition, LLC and may be considered to have beneficial ownership of Heckmann Acquisition, LLC’s interests in us. Mr. Heckmann disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

Immediately after this offering, our founders will own 20.0% of the issued and outstanding shares of our common stock. Because of the ownership block held by our founders, our founders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of our founders will place their founders’ units and sponsors’ warrants into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), those securities and any underlying shares will not be transferable until the first anniversary of our initial business combination, at which time such shares will be released from escrow, except that the 7,000,000 sponsors’ warrants may be transferred after the 90th day following the consummation of a business combination. Heckmann Acquisition, LLC may not transfer, or issue additional, interests in itself prior to the expiration of the escrow period, with certain limited exceptions (such as transfers to relatives of the controlling person of Heckmann Acquisition, LLC, Richard J. Heckmann, and trusts for estate planning purposes).

During the escrow period, the holders of these shares, units and warrants and any underlying shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our security holders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. However, our founders have agreed to vote their founders’ shares in the same manner as a majority of the outstanding shares of common stock sold in this offering vote in respect of approving our initial business combination. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to consummate a business combination and dissolve and liquidate, none of our founders will receive any portion of the liquidation proceeds with respect to their founders’ shares.

Neither Heckmann Acquisition, LLC, or to our knowledge, any of our directors, has any current intent to purchase additional securities, other than as disclosed elsewhere in this prospectus. In the event that Heckmann Acquisition, LLC, Mr. Heckmann or our directors acquire additional shares of our common stock, we anticipate that they would vote such shares in favor of our initial business combination. Thus, additional purchases of shares of our common stock by our directors would likely allow them to exert additional influence over the approval of our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and that any such additional purchases would likely increase the chances that our initial business combination would be approved.

Richard J. Heckmann, Lou Holtz, Alfred E. Osborne, Jr. and Dan Quayle may each be considered one of our “promoters” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 21, 2007, we issued an aggregate of 14,375,000 units to our founders for an aggregate purchase price of $71,875 in cash, or $0.005 per unit. Of this total, 13,975,000 founders’ units were issued to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann, 200,000 founders’ units were issued to Mr. Holtz, and 100,000 founders’ units were issued to each of Dr. Osborne and Mr. Quayle. We will be required to redeem up to 1,875,000 of the founders’ units at the original issue price of $0.005 per unit, to the extent the underwriters do not fully exercise the over-allotment option granted to them.

Immediately prior to the consummation of this offering, we will privately sell 7,000,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $7,000,000, to our founders. We will sell 5,000,000 of these warrants to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann. In addition, we will privately sell a total of 2,000,000 warrants to our directors other than Mr. Heckmann. The proceeds we receive from the sale of these warrants will be placed in the trust account for the benefit of our public stockholders. These warrants will be identical to the warrants sold in this offering, except that the sponsors’ warrants will not be redeemable by us so long as they are held by a founder or a founder’s permitted transferee. In addition, our founders have agreed not to transfer, assign or sell any of their sponsors’ warrants or underlying shares (subject to certain limited exceptions for estate planning purposes) until the 90th day following the consummation of a business combination. Our founders have agreed not to transfer, assign or sell any of these securities until one year after we consummate a business combination, except that the 7,000,000 sponsors’ warrants may be transferred after the 90th day following the consummation of a business combination. Prior to the consummation of this offering, our founders will waive their right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to their founders’ shares.

The holder of these securities will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holder of these securities will be entitled to make up to two demands that we register these shares and can elect to exercise these registration rights at any time commencing three months prior to the date on which the lock-up period for the securities expires, provided that any registration statement will not become effective before the applicable lock-up periods for these securities expires. In addition, the holder of these securities will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which the lock-up period for these securities expires. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

We will pay to Mr. Heckmann a monthly fee of $10,000 for certain administrative services, including office space, utilities and secretarial support. This arrangement is solely for our benefit and is not intended to provide our officers with compensation in lieu of a salary.

We will reimburse our officers and directors, subject to approval of our audit committee for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of these out-of-pocket expenses reimbursable by us, which will be reviewed only by our audit committee or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $10,000 administrative fee payable to Mr. Heckmann and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our founders, or to any of their respective affiliates or family members for services rendered to us prior to or with respect to our initial business combination; however, to the extent that such out-of-pocket expenses exceed our available funds outside of the trust account, such out-of-pocket expenses will not be reimbursed unless we complete a business combination.

Mr. Heckmann has loaned us $258,300 to fund a portion of the expenses owed by us to third parties. The loan bears interest at a rate of 3.60% per year and will be payable on the earlier of December 1, 2007 and the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses. As of October 3, 2007, $3,032 of interest has accrued on this loan.

All ongoing and future transactions between us and any of our officers and directors and their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. We will not enter into a business combination or invest alongside any of our directors, officers, any affiliate of ours or of any of our directors or officers or a portfolio company of any affiliate of our directors or officers.

Until August 3, 2007, Mr. Heckmann was a member of the Advisory Board of Roth Capital Partners. Roth Capital Partners is underwriting a portion of this offering. Dr. Osborne is a member of the board of directors of Wedbush, Inc., one subsidiary of which is a broker/dealer registered with the National Association of Securities Dealers, Inc. None of our other directors or officers, nor any of their associated persons, has any direct or indirect affiliation or association with a member of the Financial Industry Regulatory Authority, Inc.

DESCRIPTION OF SECURITIES

General

Our certificate of incorporation authorizes us to issue 250,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Prior to the consummation of this offering, 14,375,000 units (of which 1,875,000 units are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full) and 7,000,000 warrants will be outstanding, held by four holders of record. No shares of preferred stock are currently outstanding.

Units

Public Stockholders’ Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any security holder having to take any action, may begin to trade separately beginning on the fifth business day after the earliest to occur of the expiration of the underwriters’ over-allotment option, its exercise in full and the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet promptly after the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any security holder of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Founders’ Units

On June 21, 2007, we issued an aggregate of 14,375,000 units to our founders for an aggregate purchase price of $71,875 in cash, or $0.005 per unit. Of this total, 13,975,000 founders’ units were issued to Heckmann Acquisition, LLC. The remaining 400,000 units were issued to the members of our board of directors other than Mr. Heckmann. We will be required to redeem up to 1,875,000 of the founders’ units at the original issue price of $0.005 per unit, to the extent the underwriters do not fully exercise the over-allotment option granted to them. The founders’ units and the common stock and warrants comprising them will be identical to the units, common stock and warrants offered by this prospectus, except that:

•

our founders have agreed to vote their founders’ shares in the same manner as a majority of the outstanding shares held by our public stockholders who vote at the meeting called for the purpose of approving our initial business combination;

•	our founders will not be able to exercise conversion rights with respect to their founders’ shares;

•	our founders have agreed to waive their right to participate in any liquidation distribution with respect to their founders’ shares if we fail to consummate a business combination;

•

the founders’ warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.50 for any 20 days within any 30 trading day period beginning 90 calendar days after consummation of our initial business combination;

•	except as described below, the founders’ warrants will not be redeemable by us so long as they are held by a founder or a founder’s permitted transferee; and

•

our founders have agreed not to transfer, assign or sell any of these securities (subject to certain limited exceptions for estate planning purposes) until one year after we consummate our initial business combination, after which time they will be entitled to registration rights.

Common Stock

Public Stockholders’ Shares

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

In accordance with each of Articles Fifth and Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended except by the affirmative vote of all of our public stockholders), we will proceed with the business combination only if it and an amendment to our amended and restated certificate of incorporation to permit our perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination. We have represented to the underwriters of this offering that we will not seek to amend this provision of our amended and restated certificate of incorporation.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we do not consummate a business combination within 24 months after the consummation of this offering, then our corporate existence will terminate and we will take all action necessary to dissolve. Upon our dissolution, the funds held in trust will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our founders have agreed to waive their respective rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of their founders’ shares. Our founders have not waived their rights to participate in any such liquidating distribution in respect of shares of our common stock purchased in the aftermarket.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and consummated. Eligible public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Founders’ Shares

The shares of common stock included in the founders’ units are identical to the shares of common stock included in the public units, except that, in connection with the vote required for any business combination, our founders have agreed to vote their founders’ shares in the same manner as a majority of the outstanding shares of common stock sold in this offering vote in respect of approving our initial business combination and consequently will not have conversion rights with respect to the founders’ shares. However, the voting arrangement does not apply to shares purchased following this offering in the open market by our founders. Our founders may vote all of their shares purchased in the open market in any manner they determine, in their sole discretion, with respect to any other matters that come before a vote of our stockholders, except our founders have agreed that they will not vote their shares in favor of any proposed amendment or modification to certain fundamental provisions of our amended and restated certificate of incorporation.

If we are unable to consummate our initial business combination within 24 months after the consummation of this offering, our founders will participate in the liquidating distributions from the trust account with respect to any shares purchased following this offering in the open market, but not with respect to their founders’ shares.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing equity that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each warrant offered by this prospectus entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of a business combination; and

•	one year from the effective date of the registration statement.

The warrants will expire four years from the effective date of the registration statement at 5:00 p.m., New York City time or earlier upon redemption.

The warrants offered to the public may be exercised on a cashless basis or by paying the exercise price in cash. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise.

We may call the warrants for redemption,

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.50 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the shares of common stock underlying the warrants are covered by an effective registration statement and a current prospectus is available from the beginning of the measurement period described above through the date scheduled for redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrant prior to the date scheduled for redemption. There can be no assurance, however, that the trading price of the common stock will exceed either the redemption trigger price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

The redemption criteria for our warrants have been established to provide warrant holders with adequate notice of redemption and a premium over the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, nor any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise a warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founders’ Warrants and Sponsors’ Warrants

The founders’ warrants will be identical to the warrants included in the units offered by this prospectus, except that:

•

the founders’ warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.50 for any 20 days within any 30 trading day period beginning 90 calendar days after the consummation of our initial business combination;

•	the founders’ warrants will not be redeemable by us as long as they are held by a founder or a founder’s permitted transferee; and

•

our founders have agreed not to transfer, assign or sell any of the founders’ warrants (including the shares of common stock to be issued upon exercise of these warrants) (subject to certain limited exceptions for estate planning purposes) until one year after we consummate a business combination, after which time they will be entitled to registration rights.

The sponsors’ warrants will also be identical to the warrants offered by this prospectus, except that our founders have agreed not to transfer, assign or sell any of their sponsors’ warrants until after the 90th day following the consummation of a business combination, and the sponsors’ warrants will not be redeemable by us as long as they are held by a founder or a founder’s permitted transferees.

Registration Rights

The holders of our issued and outstanding securities immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to two demands that we register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing three months prior to the date on which the lockup period for these securities expires, provided that any registration statements will not become effective before the applicable lock-up periods for these securities expire. In addition, these security holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which the lockup period for these securities expires. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

Listing

Our units, common stock and warrants have been approved for listing on the American Stock Exchange under the symbols “HEK.U,” “HEK” and “HEK.WS,” respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware Anti-Takeover Law; Amended and Restated Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers upon consummation of this offering. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” for Section 203 purposes includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This provision could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Staggered Board of Directors

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Indemnification Matters

Our amended and restated certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. The indemnification provided by our amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

We may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 62,500,000 shares of common stock outstanding (assuming no exercise of the underwriters’ over-allotment option), or 71,875,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 50,000,000 shares sold in this offering, or 57,500,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 12,500,000 shares (assuming no exercise of the underwriters’ over-allotment option) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to June 21, 2008. In addition, these shares may be ineligible for sale under Rule 144 as described below. Notwithstanding these restrictions, those shares will not be transferable until the first anniversary of our initial business combination, and will only be released prior to that date if we dissolve and liquidate following a business combination or upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. The 7,000,000 sponsors’ warrants may be transferred after the 90th day following the consummation of our initial business combination.

Rule 144

In general, under Rule 144 of the Securities Act as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 625,000 shares immediately after this offering (or 718,750 if the over-allotment option is exercised in full); and

•

if the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Rule 144(k)

Under Rule 144(k) of the Securities Act, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. We consider Heckmann Acquisition, LLC and each of our officers and directors to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act.

Registration Rights

The holders of our issued and outstanding securities immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to two demands that we register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing three months prior to the date on which the lockup period for these securities expires, provided that any registration statement will not become effective before the applicable lock-up periods for these securities expire. In addition, these security holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which the lockup period for these securities expires. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of our units, common stock and warrants. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as common stock or warrants held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and domestic and foreign tax-exempt organizations (including private foundations)) or to persons that will hold our common stock or warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (1) United States federal income tax consequences to a Non-U.S. Holder, as defined below, that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual who is (or deemed to be) present in the United States for 183 or more days during the taxable year, (C) owns (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants or (D) is a corporation which operates through a United States branch, and (2) state, local, or non-United States tax considerations. This summary assumes that investors will hold our common stock and warrants that comprise the units as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. There is no direct authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Each prospective investor is urged to consult his tax advisor regarding the United States federal, state, local, and non-United States income and other tax consequences of the purchase, ownership, and disposition of the units.

For purposes of this summary, a “United States person” is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a United State court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A “U.S. Holder” is a beneficial holder of our units, common stock and warrants that is a United States person, and a “Non-U.S. Holder” is a beneficial holder of our units, common stock and warrants that is not a U.S. Holder. If a partnership holds our units, common stock or warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, common stock or warrants, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our units, common stock or warrants.

General

Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Taxation of U.S. Holders

Distributions. If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will be treated as so-called qualified dividend income that is subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010. There is uncertainty and thus no assurance can be given as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating a Business Combination—Conversion rights”, would prevent a U.S. stockholder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants. A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, or other taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) or warrants in an amount equal to the difference between the amount realized from the sale, exchange or other disposition and the holders adjusted tax basis in the common stock or warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the disposed of common stock or warrants exceeds one year. There is uncertainty and thus no assurance can be given as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating a Business Combination— Conversion rights”, would suspend the running of the applicable holding period for this purpose. A U.S. Holder’s initial tax basis in the common stock and warrants generally will equal the U.S. Holder’s acquisition cost (i.e., the portion of the purchase price of a unit allocated to that common stock and warrants, as the case may be). Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of Warrants. Except as discussed below with respect to a cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the warrant. In the event that a warrant lapses unexercised, a U.S. Holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses are subject to certain limitations.

The tax treatment of a cashless exercise of a warrant (i.e., where a portion of the holder’s warrants are surrendered (the “Surrendered Warrants”) as the exercise price for other warrants to be exercised (the “Exercised Warrants”) as described above under “Description of Securities—Warrants”) is uncertain. Although the matter is not free from doubt, a cashless exercise should be treated as a tax-free transaction in which a holder’s tax basis in the common stock received should equal the sum of the U.S. holder’s tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder’s tax basis in the Surrendered Warrants. In this case, a U.S. holder’s tax basis in the common stock received should equal the sum of the exercise price deemed paid and the U.S. holder’s tax basis in the warrants exercised.

The holding period for common stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of common stock acquired in a cashless exercise should begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). It is also possible that the holding period for a share of common stock acquired in a cashless exercise may include the holding period of the Surrendered and Exercised warrants if the cashless exercise is treated as a tax-free transaction. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Constructive Dividends on Warrants. As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Prospective investors are urged to consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Conversion of Common Stock. In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Distributions”. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, you should consult your tax advisor as to whether the conversion right with respect to your common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. Holder and qualified dividend income treatment for distributions received by a non-corporate U.S. Holder.

Information Reporting and Backup Withholding. A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. Holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding.

A U.S. Holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability.

Taxation of Non-U.S. Holders

Distributions. Any distributions paid out of our earnings and profits, as determined under United States federal income tax principles, (including any deemed distributions treated as a dividend on the warrants, as described in “—Constructive Dividends on Warrants” above), to a Non-U.S. Holder will generally be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below), we may withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Non-U.S. Holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants. A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax in respect of gain recognized on a disposition of our common stock or warrants that is treated as a sale or exchange (and not as a dividend) for U.S. federal income tax purposes, unless we are a “United States real property holding corporation” at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period. A corporation will be classified as a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a United States real property holding corporation, but upon or after the occurrence of a business combination, we may become a United States real property holding corporation.

If we become a United States real property holding corporation, a Non-U.S. Holder will be subject to United States federal income tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants in the same manner as described above under the caption “Taxation of U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.” In addition, upon such disposition, the Non-U.S. Holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock or warrants described above generally should not apply to any Non-U.S. Holder who is treated as beneficially owning actually or constructively 5% or less of our common stock at all times during the shorter of the five-year period preceding the date of the disposition or the Non-U.S. Holder’s holding period. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. Prospective investors are urged to consult their tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable treaty.

United States federal backup withholding at the current rate of 28% generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Proceeds from the disposition or redemption of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States office of a non-United States broker generally will not be subject to information reporting or backup withholding if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated November 12, 2007, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as the representative, the following respective numbers of units:

Underwriter	Number of Units
Credit Suisse Securities (USA) LLC	31,500,000
Roth Capital Partners LLC	13,500,000
Morgan Joseph & Co. Inc.	5,000,000

Total	50,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 7,500,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $0.336 per share. After the initial public offering, the representative may change the public offering price and concession.

The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts and commissions paid by us(1)	$0.56	$0.56	$28,000,000	$32,200,000

(1)	Excludes $18,000,000, or $20,700,000 if the underwriters’ over-allotment option is exercised in full ($0.36 per unit), of the underwriting discount, equal to 4.5% of the gross proceeds of the public offering of units, that the underwriters have agreed to defer until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

We estimate that the total expenses of the offering, excluding underwriting discounts, will be $1,040,000, all of which will be payable by us. These expenses will be partially funded by a loan of $258,300, plus interest, made by Mr. Heckmann, which loan will be repaid from the proceeds of this offering. Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (1) they will forfeit any rights to or claims against such proceeds and (2) the proceeds attributable to the underwriters’ discount will be distributed on a pro rata basis among the public stockholders along with any undistributed interest accrued thereon.

Credit Suisse Securities (USA) LLC has informed us that the underwriters do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares of common stock being offered.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any units, warrants or shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 180 days after the date of this prospectus except in connection with the consummation of a business combination. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes), our founders have agreed that they will not sell or otherwise transfer (1) their founders’ units, founders’ shares or founders’ warrants for a period of one year from the consummation of our initial business combination and (2) their sponsors’ warrants for a period of 90 days from the consummation of our initial business combination. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

The units and the common stock and warrants comprising the units have been approved for listing on the American Stock Exchange, under the symbols “HEK.U,” “HEK” and “HEK.WS,” respectively.

Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they received, or will receive, customary fees and expenses. Specifically, certain of the underwriters for this offering acted as financial advisors to certain affiliates of our founders in their purchases and sales of businesses and assets.

Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	the ability of our management and their experience in identifying operating companies;

•	our prospects for acquiring an operating business at attractive values;

•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors, together with market valuations and the financial performance of other publicly traded companies in our industry, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

•

Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. Credit Suisse Securities (USA) LLC may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Other Terms

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination. In addition, any of the underwriters may assist us in raising additional capital in the future for which they will be entitled to receive customary fees.

Private Placement

We will directly offer 7,000,000 warrants exercisable for 7,000,000 shares of our common stock at a price of $1.00 per warrant to our founders. We will receive the entire aggregate gross proceeds from the warrants offered to our founders, and these warrants are not part of the underwritten offering, and none of the underwriters will participate as an underwriter, placement agent or in any other offeror capacity in connection with the sale of, and will not receive any commission or discount on, these warrants.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the units in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of units are made. Any resale of the units in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the units.

Representations of Purchasers

By purchasing units in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under Resale Restrictions, and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the units to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the units, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the units. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the units were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Skadden, Arps, Slate, Meagher & Flom, LLP, Los Angeles, California. Simpson Thacher & Bartlett LLP, Palo Alto, California, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Heckmann Corporation, at October 3, 2007, and for the period from May 29, 2007 (inception) through October 3, 2007, appearing in this prospectus and registration statement have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

HECKMANN CORPORATION

(a corporation in the development stage)

FINANCIAL STATEMENTS

As of October 3, 2007 and for the

Period from May 29, 2007 (inception) to October 3, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Heckmann Corporation

We have audited the accompanying balance sheet of Heckmann Corporation (a corporation in the development stage) (the “Company”) as of October 3, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from May 29, 2007 (inception) to October 3, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heckmann Corporation as of October 3, 2007, and the results of its operations and its cash flows for the period from May 29, 2007 (inception) to October 3, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Heckmann Corporation will continue as a going concern. As more fully described in Note 1, the Company has no present revenue, its business plan is dependent upon completion of a financing and the Company’s cash and working capital as of October 3, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

San Diego, California

October 3, 2007

HECKMANN CORPORATION

(a corporation in the development stage)

BALANCE SHEET

October 3, 2007

Assets
Current assets:
Cash and cash equivalents	$217,267

Total current assets	217,267
Deferred offering costs	486,547

Total assets	$703,814

Liabilities and stockholders’ equity
Current liabilities:
Note payable, stockholder	$258,300
Accrued expenses	380,476
Accrued interest, stockholder	3,032

Total current liabilities	641,808
Common Stock subject to possible redemption; 1,875,000 shares at $0.005 per share	9,375
Stockholders’ equity:
Preferred Stock—$0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—
Common Stock—$0.001 par value; 250,000,000 shares authorized; 14,375,000 issued and outstanding	14,375
Additional paid-in capital	48,125
Deficit accumulated during the development stage	(9,869)

Total stockholders’ equity	52,631

Total liabilities and stockholders’ equity	$703,814

See accompanying notes.

HECKMANN CORPORATION

(a corporation in the development stage)

STATEMENT OF OPERATIONS

Period from May 29, 2007 (inception) to October 3, 2007
Operating Expenses
Professional services	$5,000
Formation costs	2,000

7,000
Interest income	163
Interest expense	(3,032)

Net loss	$9,869

Loss per common share
Basic and diluted	$—

Average common shares outstanding:
Basic and diluted	14,375,000

See accompanying notes.

HECKMANN CORPORATION

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage
	Shares	Amount			Total
Balance at May 29, 2007 (inception)	—	$—	$—	$—	$—
Initial capital from founding stockholders	14,375,000	14,375	57,500	—	71,875
Net proceeds subject to possible redemption of 1,875,000 shares	—	—	(9,375)	—	(9,375)
Net loss	—	—	—	(9,869)	(9,869)

Balance at October 3, 2007	14,375,000	$14,375	$48,125	$(9,869)	$52,631

See accompanying notes.

HECKMANN CORPORATION

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

May 29, 2007 (inception) to October 3, 2007
Operating activities
Net loss	$(9,869)
Changes in operating liabilities:
Accrued interest, stockholder	3,032
Accrued expenses	7,000

Net cash provided by operating activities	163

Financing activities
Proceeds from sale of common stock	71,875
Proceeds from stockholder note payable	258,300
Payment of offering costs	(113,071)

Net cash provided by financing activities	217,104

Net increase in cash and cash equivalents	217,267
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$217,267

See accompanying notes.

HECKMANN CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

October 3, 2007

1. Organization and Business Operations

Heckmann Corporation (the “Company”) is a newly formed blank check company organized for the purpose of acquiring or acquiring control of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. The Company was incorporated in Delaware on May 29, 2007 and with a fiscal year end of December 31. The Company has neither engaged in any operations nor generated any revenue. The Company is considered in the development stage and is subject to the risks associated with development stage companies. As such, the Company’s results consist primarily of capital raising activities through October 3, 2007, and its ability to begin planned operations is dependent upon completion of the financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of a proposed offering of Units (as defined in Note 6 below) (the “Proposed Offering”), and the proposed private placement of 7,000,000 warrants that will be consummated immediately prior to the Proposed Offering (the “Private Placement”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering and the Private Placement, at least approximately 99% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested only in United States government securities or in money market funds, until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account as described below; provided, however, that a portion of the interest earned on the Trust Account (net of taxes payable on such interest) will be released to the Company to cover a portion of its operating expenses. The Company will withdraw such interest until a maximum of $4,500,000 of such interest has been released from the Trust Account. The $4,500,000 of interest earned on the Trust Account (net of taxes payable on such interest) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The initial Business Combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the net assets of the Company (excluding deferred underwriting discounts and commissions of $18,000,000, or $20,700,000 if the underwriters’ over-allotment option is exercised in full) at the time of the Business Combination. The Company, after signing a definitive agreement for the acquisition of one or more target businesses, will submit such transaction for stockholder approval. The Company will proceed with a Business Combination only if the Business Combination and an amendment to its amended and restated certificate of incorporation to its perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 30% of the shares sold in the Proposed Offering exercise their conversion rights. Voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. The Company’s existing stockholders prior to the Proposed Offering have agreed to vote all of the shares of common stock held by them immediately before the Proposed Offering either for or against a Business Combination in the same manner that the majority of the shares of common stock are voted by all of the public stockholders of the Company with respect to any Business Combination; however, they may cast votes with respect to any shares of common stock acquired in or following the Proposed Offering in any manner as they may determine in their sole discretion.

In the event that the Company does not consummate a Business Combination within 24 months after the date of the consummation of the Proposed Offering, the Company will liquidate and the proceeds held in the

HECKMANN CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (continued)

October 3, 2007

1. Organization and Business Operations (continued)

Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 6). There will be no distribution from the Trust Account with respect to the warrants, and all rights of warrants will terminate upon the Company’s liquidation. The Company will pay the costs of dissolution and liquidation from its remaining assets outside of the Trust Account.

2. Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Deferred Offering Costs

Deferred offering costs consist primarily of legal and accounting fees incurred through the date of the balance sheet that are related to the Proposed Offering that will be charged to capital upon the receipt of the net proceeds of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

3. Recently Issued Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 also amends certain provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The Company does not expect the adoption of SFAS No. 159 in fiscal year 2008 to have a material impact on its results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which is effective for fiscal years beginning after November 15, 2007. SFAS No. 157 provides a definition of fair value, establishes acceptable methods of measuring fair value and expands disclosures for fair value measurements. The principles apply under accounting pronouncements which require measurement of fair value and do not require any new fair value measurements in accounting pronouncements where fair value is the relevant measurement attribute. The Company does not expect the adoption of SFAS No. 157 in fiscal year 2008 to have a material impact on its results of operations or financial position.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes. FIN No. 48, which is effective for fiscal years beginning after December 15, 2006, addresses the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. In addition, FIN No. 48 expands the disclosure requirements concerning unrecognized tax benefits as well as any significant changes that may occur in the next twelve months associated with such unrecognized tax benefits. The Company adopted FIN No. 48 upon formation.

HECKMANN CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (continued)

October 3, 2007

4. Equity

On October 3, 2007, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation which authorizes the Company to issue up to 250,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share, and the Company’s stockholders approved a reverse stock split of the Company’s common stock at a ratio of one share for every 1.25 shares previously held. All common stock share and per share data included in these financial statements reflect the amendment to the certificate of incorporation and the reverse stock split.

The Company issued an aggregate of 14,375,000 units to its founders for an aggregate of $71,875 in cash, at a purchase price of $0.005 per unit. Each unit consists of one share of common stock, and one warrant to purchase common stock at $6.00 per share. Of this total, 13,975,000 founders’ units were issued to Heckmann Acquisition, LLC, an entity that is owned by the Company’s Chairman and Chief Executive Officer, Mr. Richard J. Heckmann (“Heckmann”), and 400,000 founders’ units were issued to three other members of the Board of Directors. Up to 1,875,000 of these founders’ units will be redeemed by the Company at the original issue price of $0.005 per share, to the extent the underwriters for the Proposed Offering do not fully exercise the over-allotment option granted to them.

5. Related Party

Heckmann has loaned $258,300 to the Company to fund a portion of the expenses owed to third parties. The loan bears interest at a rate of 3.60% per year and will be payable on the earlier of December 1, 2007 or the consummation of the Proposed Offering. The loan will be repaid out of the proceeds used to pay the offering expenses. As of October 3, 2007, $3,032 of interest has accrued on this loan.

Heckmann will be paid a monthly fee of $10,000, beginning upon consummation of the offering, for certain administrative services, including office space, utilities and secretarial support. This arrangement is solely for the Company’s benefit and is not intended to provide its officers with compensation in lieu of a salary.

The Company’s officers and directors will be reimbursed, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on the Company’s behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by the Company, which will be reviewed only by the board or a court of competent jurisdiction if such reimbursement is challenged. Other than the $10,000 administrative fee payable to Heckmann and reimbursable out-of-pocket expenses payable to the officers and directors, no compensation or fees will be paid to any of the Company’s founders.

6. Proposed Offering

The Proposed Offering calls for the Company to offer for public sale 50,000,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, par value $0.001 per share, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the consummation of a Business Combination or one year after the effective date of the registration statement and expiring four years after the effective date of the registration statement. No Warrant may be exercised unless, at the time of exercise, a post- effective amendment to the registration statement, or a new registration statement, is effective that includes a

HECKMANN CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (continued)

October 3, 2007

6. Proposed Offering (continued)

current prospectus relating to the common stock issuable upon exercise of the Warrant and the common stock underlying the Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrant. The Company is not required to net-cash settle any Warrant if it is unable to maintain a current prospectus. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice and after the Warrants become exercisable, only in the event that the last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $11.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. In addition, the Company may not call the Warrants unless the Warrants and the shares of common stock underlying the Warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption. If the foregoing provisions are satisfied and the Company calls the Warrants for redemption, each Warrant holder will then be entitled to exercise its Warrants prior to the date scheduled for redemption.

Immediately prior to the consummation of this offering, the Company will privately sell 7,000,000 warrants at a price of $1.00 per warrant, for an aggregate of $7,000,000, to the Company’s founders. The Company will sell 5,000,000 of these warrants to Heckmann Acquisition, LLC, an entity that is owned by Heckmann. In addition, the Company will privately sell a total of 2,000,000 warrants to its directors other than Heckmann. This $7,000,000 will be placed in a trust account for the benefit of the Company’s public stockholders. The sponsors’ warrants will be identical to the warrants offered in the Proposed Offering, except that the Company’s founders have agreed not to transfer, assign or sell any of their sponsors’ warrants until after the 90th day following the consummation of a Business Combination. In addition, the sponsors’ warrants will not be redeemable by the Company as long as they are held by such founder or such founder’s permitted transferees.

Due to the underlying terms of the offering, the Company deemed it appropriate to estimate the fair value of the private placement warrants based on a similar transactions market approach. Using such approach, the Company has estimated the fair value of the sponsors’ warrants to be approximately $0.75 per warrant. To reach this estimate, the Company considered the trading price of the warrants of 15 comparable blank check companies for which the warrants have traded separately from the units during the past year. In each case, the Company examined the price of the warrant at the date of separation. On average, the warrants began trading separately 34 calendar days after the issuer’s initial public offering (as few as nine and as many as 92 calendar days after the consummation of the initial public offering). Of these issuers, the average trading price for the warrants on the date of separation was $0.75 (with a high of $0.90 and a low of $0.57).

In connection with the Proposed Offering, the Company has agreed to pay to the underwriters $0.56 per Unit as discounts and commissions, which will yield an aggregate payment to the underwriters of $28,000,000 (or $32,200,000 if the underwriters’ over-allotment option is exercised in full).

Dealer Prospectus Delivery Obligation

Until December 7, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

50,000,000 Units

Heckmann Corporation

Prospectus

Credit Suisse	Roth Capital Partners

Morgan Joseph

November 12, 2007